Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-269102 and
Registration Statement No. 333-269102-01
Prospectus Supplement
October 2, 2023
(To Prospectus dated January 3, 2023)
$500,000,000

Kimco Realty OP, LLC
6.400% Notes due 2034
Fully and Unconditionally Guaranteed by
Kimco Realty Corporation
Kimco Realty OP, LLC, a Delaware limited liability company, which we refer to as Kimco OP, is offering $500,000,000 aggregate principal amount of 6.400% Notes due 2034 (the “notes”). Interest on the notes will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2024. The notes will mature on March 1, 2034. Kimco OP may redeem some or all of the notes prior to maturity at any time at the prices and as described under the caption “Description of the Notes—Optional Redemption.”
The notes will be senior unsecured obligations of Kimco OP and will rank equally with all of Kimco OP’s other unsecured and unsubordinated indebtedness from time to time outstanding.
The notes will be fully and unconditionally guaranteed by Kimco Realty Corporation, a Maryland corporation, which we refer to as the Company. The guarantee will be a senior unsecured obligation of the Company and will rank equally with all of the Company’s other unsecured and unsubordinated indebtedness and guarantees from time to time outstanding. The Company does not have any significant operations or material assets other than limited liability interests of Kimco OP and certain de minimis assets, including those that may be held for certain administrative functions.
Investing in the notes involves risks. See the sections entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, page 6 of the accompanying prospectus and page 11 of our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
	Per Note	Total
Public offering price(1)	99.590%	$497,950,000
Underwriting discount	0.650%	$3,250,000
Proceeds, before expenses, to us	98.940%	$494,700,000
(1)	Plus accrued interest, if any, from October 12, 2023, if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry only form through the facilities of The Depository Trust Company, Clearstream Banking S.A. and Euroclear Bank, SA/NV as operator of the Euroclear System, on or about October 12, 2023, which is the seventh business day following the date of pricing of the notes (such settlement cycle being referred to as “T+7”). You should be advised that trading of the notes may be affected by the T+7 settlement. See “Underwriting.”

Joint Book-Running Managers
Morgan Stanley	RBC Capital Markets	TD Securities	Wells Fargo Securities

BofA Securities	Mizuho	Scotiabank
Senior Co-Managers

BNY Mellon Capital Markets, LLC	Regions Securities LLC	Truist Securities
Co-Managers
Barclays	BMO Capital Markets	BNP PARIBAS	Citigroup

J.P. Morgan	PNC Capital Markets LLC	US Bancorp

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
You should read this prospectus supplement and the accompanying prospectus, as well as the information incorporated and deemed to be incorporated by reference herein and therein, carefully before you make a decision to invest in the notes. These documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of notes. The accompanying prospectus contains information about our securities generally, some of which does not apply to the notes and the guarantee offered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus. Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein and therein shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference modifies or replaces such statement.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. References to documents or information incorporated by reference in this prospectus supplement and the accompanying prospectus include documents or information deemed to be incorporated by reference herein or therein. See “Where You Can Find More Information” in this prospectus supplement.
You should rely only on the information contained in, or incorporated or deemed to be incorporated by reference in, this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (“SEC”). Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein is accurate only as of their respective dates or such other dates as may be specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
As used in this prospectus supplement and the accompanying prospectus, all references to “Kimco,” “we,” “us,” or “our” mean Kimco Realty Corporation, a Maryland corporation, and its direct and indirect subsidiaries, including Kimco Realty OP, LLC, a Delaware limited liability company, on a consolidated basis, and including, where context requires, the Predecessor. In statements regarding qualification as a REIT, such terms refer solely to Kimco Realty Corporation and, where context requires, the Predecessor. All references to the “Company” mean Kimco Realty Corporation and, where context requires, the Predecessor, and not to any of their subsidiaries. All references to “Kimco OP” mean Kimco Realty OP, LLC, and not to any of its subsidiaries. All references to the “Predecessor” mean the predecessor entity also known as Kimco Realty Corporation, which prior to January 1, 2023 conducted all the Company’s business.
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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at https://www.sec.gov.
Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and such exhibits and schedules available on the SEC’s website.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC and are incorporated by reference in this prospectus supplement and the accompanying prospectus:
•	Kimco Realty Corporation’s and Kimco OP’s Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on February 24, 2023);
•
The information specifically incorporated by reference into Kimco Realty Corporation’s and Kimco OP’s Annual Report on Form 10-K for the year ended December 31, 2022 from Kimco Realty Corporation’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2023;

•
Kimco Realty Corporation’s and Kimco OP’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 (filed with the SEC on April 28, 2023) and June 30, 2023 (filed with the SEC on July 28, 2023);

•
Kimco Realty Corporation’s and Kimco OP’s Current Reports on Form 8-K dated January 3, 2023, January 3, 2023 (filed with the SEC on January 4, 2023), February 2, 2023, April 27, 2023, August 28, 2023 (excluding the information furnished pursuant to Item 7.01 and the related exhibits) (as amended by our Current Report on Form 8-K/A filed with the SEC on September 15, 2023) and September 15, 2023; and

•	Kimco Realty Corporation’s Current Report on Form 8-K12B dated January 3, 2023.
We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since the date of this prospectus supplement and prior to the termination of this offering of the notes, but excluding any information furnished to, rather than filed with, the SEC. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
Copies of all documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus supplement and the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from:
Kimco Realty Corporation
500 N. Broadway, Suite 201
Jericho, New York 11753
Attn: Bruce Rubenstein, Corporate Secretary
(516) 869-9000
You may also obtain copies of these filings, at no cost, by accessing our website at http://www.kimcorealty.com; however, the information found on our website is not considered part of this prospectus supplement or any accompanying prospectus.
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FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan”, “forecast” or similar expressions. Forward-looking statements regarding us and RPT (as defined below under “Summary—Recent Developments—Agreement and Plan of Merger with RPT Realty”), include, but are not limited to, statements related to RPT Mergers (as defined below under “Summary—Recent Developments—Agreement and Plan of Merger with RPT Realty”) and the anticipated timing and benefits thereof and other statements that are not historical facts. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond our and RPT’s control and could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, those discussed under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement, page 6 of the accompanying prospectus and page 11 of our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the following additional factors: (i) our and RPT’s ability to complete the proposed RPT Mergers on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary RPT shareholder approval and satisfaction of other closing conditions to consummate the proposed RPT Mergers, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed RPT Mergers, (iii) risks related to diverting the attention of our and RPT’s management from ongoing business operations, (iv) failure to realize the expected benefits of the proposed RPT Mergers, (v) significant transaction costs and/or unknown or inestimable liabilities, (vi) the risk of shareholder litigation in connection with the proposed RPT Mergers, including resulting expense or delay, (vii) the ability to successfully integrate the operations of Kimco and RPT following the closing of the transaction and the risk that such integration may be more difficult, time-consuming or costly than expected, (viii) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the proposed RPT Mergers, (ix) effects relating to the announcement of the proposed RPT Mergers or any further announcements or the consummation of the proposed RPT Mergers on the market price of the Company’s common stock or RPT’s common shares or on each company’s respective relationships with tenants, employees and third-parties, (x) the ability to attract, retain and motivate key personnel, (xi) the possibility that, if we do not achieve the perceived benefits of the proposed RPT Mergers as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline, (xii) general adverse economic and local real estate conditions, (xiii) the impact of competition, (xiv) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (xv) the reduction in income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (xvi) the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience, (xvii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations, (xviii) the ability to raise capital by selling assets, (xix) disruptions and increases in operating costs due to inflation and supply chain issues, (xx) risks associated with the development of mixed-use commercial properties, including risks associated with the development, and ownership of non-retail real estate, (xxi) changes in governmental laws and regulations, including, but not limited to changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (xxii) valuation and risks related to joint venture and preferred equity investments and other investments, (xxiii) valuation of marketable securities and other investments, including the shares of Albertsons Companies, Inc. common stock held by the Company, (xxiv) impairment charges, (xxv) criminal cybersecurity attacks disruption, data loss or other security incidents and breaches, (xxvi) impact of natural disasters and weather and climate-related
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events, (xxvii) pandemics or other health crises, such as COVID-19, (xxviii) the ability to attract, retain and motivate key personnel, (xxix) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms or at all, (xxx) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xxxi) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xxxii) unanticipated changes in the intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity, (xxxiii) the ability of each of the Company and RPT to continue to maintain its status as a REIT for U.S. federal income tax purposes and potential risks and uncertainties in connection with their respective structures and (xxxiv) the other risks and uncertainties affecting us, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s and Kimco OP’s SEC filings and reports, including the Company’s and Kimco OP’s Annual Report on Form 10-K for the year ended December 31, 2022 and future filings by the Company and Kimco OP. Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We disclaim any intention or obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made. Accordingly, there is no assurance that our expectations will be realized. You are advised to refer to any further disclosures we make in other filings with the SEC.
We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any intention or obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.
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SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase the notes.
Kimco Realty Corporation
Kimco Realty Corporation, a Maryland corporation, is North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping centers, including mixed-use assets. Our mission is to create destinations for everyday living that inspire a sense of community and deliver value to our many stakeholders.
We are a self-administered real estate investment trust (“REIT”) and have owned and operated open-air shopping centers for over 60 years. We have not engaged, nor do we expect to retain, any REIT advisors in connection with the operation of our properties. As of June 30, 2023, we had interests in 528 U.S. shopping center properties and mixed-use assets, aggregating 90.1 million square feet of gross leasable area (“GLA”), located in 28 states. In addition, we had 21 other property interests, primarily through our preferred equity investments and other investments, totaling 5.5 million square feet of GLA. Our ownership interests in real estate consist of our consolidated portfolio and portfolios where we own an economic interest, such as properties in our investment real estate management programs, where we partner with institutional investors and also retain management.
Our primary business objective is to be the premier owner and operator of open-air, grocery-anchored shopping centers, including mixed-use assets, in the U.S. We believe we can achieve this objective by:
•	increasing the value of our existing portfolio of properties and generating higher levels of portfolio growth;
•	increasing cash flows for reinvestment and/or for distribution to stockholders while maintaining conservative payout ratios;
•	improving debt metrics and obtaining upgraded unsecured debt ratings;
•	continuing growth in desirable demographic areas with successful retailers, primarily focused on grocery anchors; and
•	increasing the number of entitlements for residential use.
Kimco Realty Corporation is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). We generally conduct substantially all of our operations through Kimco OP (either directly or indirectly through its subsidiaries). This structure is commonly referred to as an umbrella partnership real estate investment trust (an “UPREIT”). The Company is the sole managing member of, owns 100% of the limited liability company interests of and exercises exclusive control over Kimco OP. After the consummation of the RPT Mergers (as defined below), the Company will remain the sole managing member of, own 98.2% of the limited liability interests of and continue to exercise exclusive control over Kimco OP.
Our executive offices are located at 500 North Broadway, Suite 201, Jericho, New York 11753, and our telephone number is (516) 869-9000.
Recent Developments
UPREIT Reorganization
Prior to January 1, 2023, the Company’s business was conducted through the Predecessor. On December 14, 2022, the Predecessor’s Board of Directors approved the reorganization (the “Reorganization”) of the Predecessor’s business into an UPREIT. To effect the Reorganization, the Predecessor formed or caused to be formed (1) a newly formed Maryland corporation that was a wholly-owned direct subsidiary of the Predecessor (“Holdco”), and (2) KRC Merger Sub Corp., a Maryland corporation that was a wholly-owned direct subsidiary of Holdco and indirect subsidiary of the Predecessor (“UPREIT Merger Sub”).
As previously disclosed, on December 15, 2022, the Predecessor entered into an Agreement and Plan of Merger (the “UPREIT Merger Agreement”) with Holdco and UPREIT Merger Sub. The purpose of the transactions contemplated by the UPREIT Merger Agreement was for the Predecessor to implement the Reorganization. Effective as of 12:01 a.m., New York time, on January 1, 2023, pursuant to the UPREIT Merger Agreement, UPREIT Merger Sub merged with and into the Predecessor, with the Predecessor continuing as the surviving entity and a wholly-owned direct subsidiary of Holdco (the “UPREIT Merger”). At the effective time of the UPREIT Merger, each outstanding share of capital stock of the Predecessor was converted into one equivalent share of capital stock of Holdco. Effective as of January 3, 2023, the Predecessor converted into a limited liability company, organized in the State of Delaware, known as Kimco Realty OP, LLC, the entity we refer to herein as Kimco OP. In connection with the Reorganization, Holdco changed its name to Kimco Realty Corporation, the entity we refer to herein as the Company.
The Company had the same consolidated assets and liabilities immediately following the UPREIT Merger as the Predecessor immediately before the UPREIT Merger. The Company is the sole managing member of, owns 100% of the limited liability company interests of and exercises exclusive control over Kimco OP. After the consummation of the RPT Mergers, the Company will remain the sole managing member of, own 98.2% of the limited liability interests of and continue to exercise exclusive control over Kimco OP. In the future, Kimco OP may, from time to time, acquire properties from sellers by issuing limited liability company interests of Kimco OP to such sellers in exchange for a contribution of those properties to Kimco OP, which exchange may be tax-deferred in whole or in part. Following the Reorganization, the business, management and directors of the Company, and the rights and limitations of the holders of the Company’s equity, are the same as the business, management and directors of the Predecessor, and the rights and limitations of holders of the Predecessor’s equity, immediately prior to the Reorganization.
Agreement and Plan of Merger with RPT Realty
On August 28, 2023, we entered into an Agreement and Plan of Merger (the “RPT Merger Agreement”) by and among the Company, Kimco OP, Tarpon Acquisition Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Tarpon Merger Sub”), Tarpon OP Acquisition Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Kimco OP (“OP Merger Sub”), RPT Realty, a Maryland real estate investment trust (“RPT”) and RPT Realty, L.P., a Delaware limited partnership (“RPT OP”), pursuant to which (i) OP Merger Sub will be merged with and into RPT OP, with RPT OP continuing as the surviving entity (the “Partnership Merger”), (ii) immediately after the Partnership Merger, RPT will be merged with and into Tarpon Merger Sub, with Tarpon Merger Sub continuing as the surviving entity (the “Company Merger” and, together with the Partnership Merger, the “RPT Mergers”), and (iii) immediately following the Company Merger, the Company will contribute to Kimco OP all of the membership interests of Tarpon Merger Sub, as a result of which RPT OP will become a wholly owned subsidiary of Kimco OP.
As discussed in more detail below, under the terms of the RPT Merger Agreement, RPT shareholders will receive 0.6049 of a newly-issued share (the “Exchange Ratio”) of the Company’s common stock for each RPT share they own, representing a total consideration of approximately $11.34 per RPT share based on the Company’s closing share price on August 25, 2023. At closing, Company stockholders and RPT shareholders are expected to own approximately 92% and 8% of the combined company, respectively.
At the effective time of the Company Merger (the “Company Merger Effective Time”), (i) each common share of beneficial interest, par value $0.01 per share, of RPT (other than certain shares as set forth in the RPT Merger Agreement) issued and outstanding immediately prior to the Company Merger Effective Time will be cancelled and automatically converted into the right to receive 0.6049 shares of the Company’s common stock, without interest, together with the right, if any, to receive cash in lieu of fractional shares of the Company’s common stock and (ii) each share of 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest, par value $0.01 per share, of RPT (other than certain shares as set forth in the RPT Merger Agreement) issued and outstanding immediately prior to the Company Merger Effective Time will be cancelled and automatically converted into the right to receive one one-thousandth of a share of a newly created series of preferred stock, par value $1.00 per share, of the Company (or depositary shares in respect thereof) having the rights, preferences and privileges substantially as set forth in the RPT Merger Agreement, in each case, without interest, and subject to any withholding required under applicable law, upon the terms and subject to the conditions set forth in the RPT Merger Agreement.
At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), (i) the general partner interest in RPT OP and each limited partnership interest of RPT OP (“RPT OP Units”), in each case, that are held by RPT as of immediately prior to the Partnership Merger Effective Time will remain outstanding at and following the Partnership Merger Effective Time, (ii) each Series D Preferred Unit, as defined in the RPT OP partnership agreement, held by RPT as of immediately prior to the Partnership Merger Effective Time will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor and (iii) each RPT OP Unit (other than any RPT OP Units held by RPT) that is issued and outstanding immediately prior to the Partnership Merger Effective Time will automatically be converted into new validly issued common limited liability company membership interests in Kimco OP in an amount equal to the Exchange Ratio and each holder of such new common limited liability company membership interests in Kimco OP will be admitted as a limited liability company member of Kimco OP in accordance with the terms of Kimco OP’s limited liability company agreement.
The completion of the RPT Mergers is subject to satisfaction or waiver of certain conditions, including (i) the approval of the Company Merger by the holders of two-thirds of all the votes entitled to be cast by the holders of RPT’s common shares, (ii) the effectiveness of the registration statement on Form S-4 to be filed by the Company pursuant to which shares of the Company’s common stock and the Company’s preferred stock (or depositary shares in respect thereof) to be issued in connection with the RPT Mergers are to be registered with the SEC, (iii) the authorization for listing of the Company’s common stock and the Company’s preferred stock (or depositary shares in respect thereof) to be issued in connection with the RPT Mergers on the NYSE, (iv) the absence of any judgment, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the RPT Mergers or any law that makes illegal the consummation of the RPT Mergers, (v) accuracy of each party’s respective representations and warranties, subject in most cases to materiality or material adverse effect qualifications, (vi) material compliance with each party’s respective covenants, (vii) the absence of a material adverse effect on either party, and (viii) the receipt by each of the Company and RPT of an opinion to the effect that the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and of an opinion as to the qualification of RPT and Kimco, respectively, as a REIT under the Code.
We expect the RPT Mergers to close in the beginning of 2024, subject to RPT shareholder approval and other customary closing conditions. However, there can be no assurances that these conditions will be satisfied or that the RPT Mergers will close on the terms described herein, or at all.
The RPT Mergers will add 56 open-air shopping centers, including 43 wholly-owned and 13 joint venture assets, comprising 13.3 million square feet of gross leasable area, to our existing portfolio of 528 properties. In addition, the Company will acquire RPT’s 6% stake in a 49-property net lease joint venture. Beyond strengthening our presence in our key markets, we expect the RPT Mergers to provide embedded growth opportunities, including those associated with redevelopment. We have identified a limited group of Midwest properties within RPT’s portfolio that we view as not consistent with our strategy that we expect to divest over time.
For additional information regarding the RPT Mergers and the related RPT Merger Agreement, see our Current Report on Form 8-K filed with the SEC on August 28, 2023 (as amended by Amendment No. 1 to Current Report on Form 8-K/A, dated as of September 15, 2023) the terms of which are incorporated by reference in this prospectus supplement.

THE OFFERING
The offering terms are summarized below solely for your convenience. This summary is not a complete description of the notes or the guarantee. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes and the guarantee, see the discussion under the caption “Description of the Notes” beginning on page S-15 in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
Issuer
Kimco Realty OP, LLC, a Delaware limited liability company.
Guarantor
Kimco Realty Corporation, a Maryland corporation.
Securities Offered
$500,000,000 aggregate principal amount of 6.400% notes due 2034.
Ranking
The notes will be senior unsecured obligations of Kimco OP and will rank equally with all of Kimco OP’s other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be effectively subordinated to Kimco OP’s mortgages and other secured indebtedness to the extent of its assets securing the same. As of June 30, 2023, we had outstanding $359.6 million of secured indebtedness on a consolidated basis. As of June 30, 2023, on a combined basis, assuming the consummation of the RPT Mergers, we would have had outstanding $362.5 million of secured indebtedness on a consolidated basis. The notes will not be obligations of or guaranteed by any of Kimco OP’s subsidiaries or any of its joint ventures or other affiliates (other than the Company). As a result, the notes will be structurally subordinated to all debt and other liabilities (including trade payables) and third-party preferred equity of Kimco OP’s subsidiaries (including, if we consummate the RPT Mergers, Tarpon Merger Sub, RPT OP and their respective subsidiaries) and of its joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors (including trade creditors) and third-party preferred equity holders of Kimco OP’s subsidiaries or of its joint ventures will be paid from their assets before we, and therefore holders of the notes, would have any claims to those assets. In the event of a bankruptcy, liquidation or dissolution of a subsidiary or joint venture of Kimco OP, that subsidiary or joint venture may not have sufficient assets remaining to make payments to Kimco OP as a stockholder or other equity holder or otherwise after payment of its liabilities and third-party preferred equity. As of June 30, 2023, Kimco OP’s consolidated subsidiaries had total indebtedness of approximately $359.6 million and its unconsolidated joint ventures had total indebtedness of approximately $1.3 billion; as of such date, Kimco OP’s subsidiaries and joint ventures had no preferred equity outstanding. As of June 30, 2023, on a combined basis, assuming the consummation of the RPT Mergers, Kimco OP’s consolidated subsidiaries (including Tarpon Merger Sub, RPT OP and their respective subsidiaries) would have had total indebtedness of approximately $874.0 million, its unconsolidated joint ventures would have had total indebtedness of approximately $1.6 billion and its subsidiaries and joint ventures would have had no preferred equity outstanding.
Guarantee
The notes will be fully and unconditionally guaranteed by the Company. The guarantee will be a senior unsecured obligation of the Company and will rank equally with all of the Company’s other unsecured and unsubordinated indebtedness and guarantees from time to time outstanding. However, the guarantee will be effectively subordinated to the Company’s mortgages and other secured indebtedness and secured guarantees to the extent of its assets securing the same. Further, the guarantee will be structurally subordinated to all debt and other liabilities (including trade payables) and third-party preferred equity of the Company’s subsidiaries (other than Kimco OP but including, if we consummate the RPT Mergers, Tarpon Merger Sub, RPT OP and their respective subsidiaries) and of its joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors (including trade creditors) and third-party preferred equity holders of the Company’s subsidiaries (other than Kimco OP but including, if we consummate the RPT Mergers, Tarpon Merger Sub, RPT OP and their respective subsidiaries) or of its joint ventures will be paid from their assets before the Company, and therefore holders of the notes by virtue of the guarantee, would have any claims to those assets. In the event of a bankruptcy, liquidation or dissolution of a subsidiary or joint venture of the Company, that subsidiary or joint venture may not have sufficient assets remaining to make payments to the Company as a stockholder or other equity holder or otherwise after payment of its liabilities and third-party preferred equity. As of June 30, 2023, the Company had no outstanding indebtedness and $484.2 million of preferred equity outstanding and had guaranteed the borrowings of Kimco OP and its consolidated subsidiaries, including under Kimco OP’s revolving credit facility and other outstanding indebtedness of Kimco OP, totaling approximately $6.8 billion aggregate principal amount. As of June 30, 2023, on a combined basis, assuming the consummation of the RPT Mergers, the Company would have had no outstanding indebtedness and $576.6 million of preferred equity outstanding and would have had guaranteed the borrowings of Kimco OP and its consolidated subsidiaries, including under Kimco OP’s revolving credit facility and other outstanding indebtedness of Kimco OP, totaling approximately $7.3 billion aggregate principal amount. The Company does not have any significant operations or material assets other than limited liability interests of Kimco OP and certain de minimis assets, including those that may be held for certain administrative functions.

Interest Rate
6.400% per annum.
Maturity Date
March 1, 2034, unless redeemed in whole or in part prior thereto in accordance with “—Optional Redemption” below.
Interest Payment Dates
Interest on the notes will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2024.
Optional Redemption
Prior to December 1, 2033 (the date that is three months prior to the maturity date of the notes), Kimco OP may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on December 1, 2033 (the date that is three months prior to the maturity date of the notes)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points less (b) interest accrued to, but excluding, the redemption date; and

(2)	100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest to, but excluding, the redemption date.
At any time on or after December 1, 2033 (the date that is three months prior to the maturity date of the notes), Kimco OP may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Covenants
The indenture governing the notes will include restrictions on mergers, consolidations and transfers of all or substantially all of the Company’s or Kimco OP’s assets, as well as restrictions on the ability of Kimco OP and its subsidiaries to incur additional indebtedness and incur liens on their property.
Denominations
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Form of Notes
The notes will be issued as fully registered notes in the form of one or more global notes deposited with The Depository Trust Company (“DTC”) or its nominee. Investors may elect to hold interests in the global notes through the facilities of any of DTC, Clearstream

Banking S.A. (“Clearstream, Luxembourg”) or Euroclear Bank SA/NV as operator (the “Euroclear operator”) of the Euroclear System (the “Euroclear System”).
Use of Proceeds
We expect that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $493.5 million. We intend to use the net proceeds from this offering, for general corporate purposes, including, but not limited to, funding for suitable investments and redevelopment opportunities and the repayment of our outstanding indebtedness at or in advance of maturity. For more information, see “Use of Proceeds” on page S-14 of this prospectus supplement.
Trustee
The Bank of New York Mellon.
Risk Factors
Investing in the notes involves risks. See the sections entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, page 6 of the accompanying prospectus and page 11 of the Company’s and Kimco OP’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS
Investing in the notes involves risks. In consultation with your financial and legal advisers, you should carefully consider, among other matters, the risks set forth below, as well as the information under the caption “Risk Factors” beginning on page 6 of the accompanying prospectus and page 11 of the Company’s and Kimco OP’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the notes is suitable for you. You should also consider any additional risk factors included in documents that we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus prior to the completion of this offering.
Risks Related to the Offering of the Notes
A liquid trading market for the notes may not develop or be maintained.
The notes constitute a new issue of securities for which no established trading market currently exists. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a liquid trading market for the notes will develop or be maintained, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If a liquid trading market does not develop or is not maintained, you may be unable to resell your notes at a price that exceeds the price you paid or at all.
Changes in our credit ratings or the debt markets could adversely affect the market value of the notes.
The market value for the notes depends on many factors, including:
•	our credit ratings with major credit rating agencies;
•	the prevailing interest rates being paid by or the market price for similar securities issued by REITs;
•	general economic and financial market conditions;
•	our issuance of debt or preferred stock; and
•	our financial condition, liquidity, leverage, financial performance and prospects.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market value of the notes.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating or outlook could have an adverse effect on the market value of the notes.
Kimco OP’s financial covenants may restrict its operating and acquisition activities.
The indenture under which the notes will be issued contains certain financial and operating covenants, including, among other things, certain coverage ratios, as well as limitations on Kimco OP and its subsidiaries’ ability to incur secured and unsecured debt, sell all or substantially all of our assets, engage in mergers and consolidations and certain acquisitions and to take certain other actions. These covenants may restrict Kimco OP’s ability to pursue certain business initiatives or certain acquisition transactions that would otherwise be in its best interest. In addition, failure to meet any of the financial covenants could cause an event of default under and/or accelerate some or all of our indebtedness, which would have a material adverse effect on Kimco OP. Furthermore, you will not be protected in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction, any of which could materially and adversely affect you, except to the extent described under “Description of the Notes—Merger, Consolidation or Sale” in this prospectus supplement.

The notes will not be guaranteed by any of Kimco OP’s subsidiaries and will be structurally subordinated to the debt and other liabilities (including trade payables) and third-party preferred equity of Kimco OP’s subsidiaries or of its joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors (including trade creditors) and third-party preferred equity holders of Kimco OP’s subsidiaries or of its joint ventures will be paid from their assets before Kimco OP, and therefore holders of the notes, would have any claims to those assets.
We conduct the substantial majority of our operations through subsidiaries and joint ventures that own a significant percentage of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depend in large part upon the cash flow of Kimco OP’s subsidiaries and of Kimco OP’s joint ventures and the payment of funds by such subsidiaries and by such joint ventures to Kimco OP in the form of loans, dividends or otherwise. Kimco OP’s subsidiaries and joint ventures are not obligated to make funds available to Kimco OP for payment of its debt securities, including the notes, or otherwise. In addition, their ability to make any payments will depend on their earnings and cash flow, the terms of their financing arrangements, business and tax considerations and legal restrictions.
The notes will be senior unsecured obligations of Kimco OP and will not be guaranteed by any of its subsidiaries or its joint ventures or other affiliates (other than the Company). As a result, the notes will be structurally subordinated to all debt and other liabilities (including trade payables) and third-party preferred equity of Kimco OP’s subsidiaries (including, if we consummate the RPT Mergers, Tarpon Merger Sub, RPT OP and their respective subsidiaries) and of its joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors (including trade creditors) and third-party preferred equity holders of Kimco OP’s subsidiaries or of its joint ventures will be paid from those assets before Kimco OP, and therefore holders of the notes, would have any claims to those assets. In the event of a bankruptcy, liquidation or dissolution of a subsidiary or joint venture of Kimco OP, such subsidiary or joint venture may not have sufficient assets remaining to make payments to Kimco OP as a stockholder or other equity holder or otherwise after payment of its liabilities and third-party preferred equity. As of June 30, 2023, Kimco OP’s consolidated subsidiaries had total indebtedness of approximately $359.6 million and its unconsolidated joint ventures had total indebtedness of approximately $1.3 billion; as of such date, Kimco OP’s subsidiaries and joint ventures had no preferred equity outstanding. As of June 30, 2023, on a combined basis, assuming the consummation of the RPT Mergers, Kimco OP’s consolidated subsidiaries (including Tarpon Merger Sub, RPT OP and their respective subsidiaries) would have had total indebtedness of approximately $874.0 million, its unconsolidated joint ventures would have had total indebtedness of approximately $1.6 billion and its subsidiaries and joint ventures would have had no preferred equity outstanding. In addition, the notes are effectively subordinated to Kimco OP’s mortgages and other secured indebtedness to the extent of its assets securing the same. As of June 30, 2023, we had outstanding $359.6 million of secured indebtedness on a consolidated basis. As of June 30, 2023, on a combined basis, assuming the consummation of the RPT Mergers, we would have had outstanding $362.5 million of secured indebtedness on a consolidated basis.
The indenture that will govern the notes will not prohibit Kimco OP or any of its subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture will contain covenants that will limit the ability of Kimco OP and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and limitations, and in any event Kimco OP and its subsidiaries may be able, without taking advantage of any such exceptions and limitations, to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. For additional information, see “Description of Notes — Certain Covenants.”
The Company has no significant operations, other than as Kimco OP’s managing member, and no material assets, other than its investment in Kimco OP.
The notes will be guaranteed by the Company. However, the Company has no significant operations, other than as managing member of Kimco OP, and no material assets, other than its investment in Kimco OP. Accordingly, if Kimco OP fails to make a payment on the notes when due, there can be no assurance that the Company would have funds to pay that amount pursuant to its guarantee. Furthermore, the Company’s guarantee will be structurally subordinated to all debt and other liabilities (including trade payables), guarantees and third-party preferred equity of the Company’s subsidiaries (other than Kimco OP but including, if we consummate the RPT Mergers, Tarpon Merger Sub, RPT OP and their respective subsidiaries) and of its joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors (including, any trade creditors) and third-party preferred equity holders of the Company’s subsidiaries (other than Kimco OP but including, if we consummate the RPT Mergers, Tarpon Merger Sub, RPT OP and their respective subsidiaries) or of its joint ventures will be paid from their assets before the Company, and therefore holders of the notes by virtue of the guarantee, would not have any claims to their assets. In the event of a bankruptcy, liquidation or dissolution of a subsidiary (other than Kimco OP) or joint venture of the Company, that subsidiary or joint venture may not have sufficient assets remaining to make payments to the Company as a stockholder or other equity holder or otherwise after payment of its liabilities and third-party preferred equity. In addition, the guarantee is effectively subordinated to the Company’s mortgages and other secured indebtedness or secured guarantees, if any, to the extent of its assets securing the same.
The Company will not be subject to any covenants under the guarantee or the indenture prohibiting or otherwise limiting the incurrence of indebtedness.
Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.
Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantee of the notes provided by the Company or could subordinate the guarantee to all other debts and guarantees of the Company if, among other things, the Company, at the time it incurred or entered into its guarantee of the notes, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true:
•	the Company was insolvent or rendered insolvent by reason of the incurrence of the guarantee;
•	the Company was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or
•	the Company intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
In addition, under any of the circumstances described above, any payment by the Company pursuant to its guarantee of the notes could be voided and holders of the notes could be required to return those payments to the Company or to a fund for the benefit of the creditors of the Company.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;
•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•	it could not pay its debts as they became due.
Moreover, a court might also void the Company’s guarantee of the notes, without regard to the above factors, if it found that the Company entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.
We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by the Company for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against the Company under such guarantee.
If the court were to void the Company’s guarantee, require the return of monies paid by the Company under its guarantee or subordinate the guarantee to other obligations of the Company, we could not assure you that funds to satisfy the guarantee would be made available to the Company from its subsidiaries or from any other source.
Risks Relating to the RPT Mergers
The pending RPT Mergers may not be completed on the currently contemplated timeline or terms, or at all.
We and RPT expect that the RPT Mergers will be completed in the first quarter of 2024, assuming all the conditions to closing in the RPT Merger Agreement are satisfied or waived. The completion of the RPT Mergers is subject to satisfaction or waiver of various conditions, including, among others, customary conditions relating to: (1) the approval of the Company Merger by the holders of two-thirds of all the votes entitled to be cast by the holders of RPT’s common shares; (2) the effectiveness of a registration statement on Form S-4 to register the issuance of the Company’s common stock and the Company’s preferred stock (or depositary shares in respect thereof) to be issued in connection with the RPT Mergers; (3) the shares of the Company’s common stock and the Company’s preferred stock (or depositary shares in respect thereof) to be issued in connection with the RPT Mergers having been approved for listing on the NYSE; (4) the absence of any judgment, order or decree issued by any governmental authority of competent jurisdiction prohibiting completion of the RPT Mergers or any law that makes illegal the consummation of the RPT Mergers; (5) the accuracy of all representations and warranties (subject to certain materiality or material adverse effect exceptions) made by the parties to the RPT Merger Agreement; (6) performance of, in all material respects, each party’s agreements and covenants under the RPT Merger Agreement; (7) the absence of any material adverse effect with respect to RPT or the Company; (8) the receipt by each of the Company and RPT of a certificate signed on behalf of the other party by the chief executive officer or the chief financial officer of such other party, certifying that the conditions set forth in clauses (5), (6) and (7) have been satisfied; and (9) the receipt by each of the Company and RPT of a tax opinion relating to the other party’s status as a REIT and the receipt by each of the Company and RPT of a tax opinion to the effect that the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
We cannot provide assurance that the conditions to completing the RPT Mergers will be satisfied or waived, or that other events (some of which may be beyond our or RPT’s control) will not intervene to delay or result in the termination of the proposed RPT Mergers, and accordingly, that the RPT Mergers will be completed on the terms or timeline that the parties anticipate or at all. If any condition to the RPT Mergers is not satisfied, it could delay or prevent the mergers from occurring, which could negatively impact the price of our securities and our business, financial condition, results of operations and growth prospects. In addition, either the Company or RPT may terminate the RPT Merger Agreement under specified circumstances, including, among other reasons, (i) if the RPT Mergers are not completed on or before May 28, 2024, (ii) if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining or otherwise prohibiting the mergers, and such order or other action shall have become final and non-appealable, (iii) upon a failure of RPT to obtain approval by its shareholders of the merger proposal at a meeting of RPT shareholders or at any adjournment or postponement thereof, in each case, at which a vote on the merger proposal was taken, and (iv) upon a material, uncured breach by the other party that would cause the closing conditions not to be satisfied, subject to a cure period. In addition, the RPT Merger Agreement may be terminated (x) by us, prior to RPT obtaining approval of its shareholders, if RPT’s board of trustees makes an adverse recommendation change with respect to the transaction, or (y) by RPT, prior to RPT obtaining approval of its shareholders, and upon payment of the applicable termination fee, in order to enter into a definitive agreement with a third party with respect to a superior acquisition proposal.
Failure to complete the pending RPT Mergers could have an adverse effect on us.
Either we or RPT may terminate the RPT Merger Agreement under specified circumstances. If the RPT Mergers are not completed, our business, financial condition, results of operations and growth prospects may be adversely affected and, without realizing any of the benefits of having completed the RPT Mergers, we will be subject to a number of risks, including the following:
•	the market price of our securities could decline;
•
we will have incurred substantial costs relating to the RPT Mergers, such as legal, accounting, financial advisor, filing, printing and mailing fees and integration costs that have already been incurred or will continue to be incurred until the closing of the mergers, which could adversely affect our business, financial condition, results of operations and growth prospects;

•
we could be subject to litigation related to any failure to complete the RPT Mergers or related to any enforcement proceeding commenced against us to perform our obligations under the RPT Merger Agreement;

•
we will not realize the benefit of the time and resources, financial and otherwise, committed by management to matters relating to the RPT Mergers that could have been devoted to pursuing other beneficial opportunities; and

•
we may experience reputational harm due to the adverse perception of any failure to successfully complete the RPT Mergers or negative reactions from the financial markets or from our tenants, managers, vendors, employees and other commercial relationships.

Any of these risks could adversely affect our business, financial condition, results of operations and growth prospects. Similarly, delays in the completion of the RPT Mergers could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with delay and uncertainty about completion of the RPT Mergers and could adversely affect our business, financial condition, results of operations and growth prospects after the RPT Mergers.
The combined company may incur adverse tax consequences if the Company or RPT has failed or fails to qualify as a REIT for U.S. federal income tax purposes.
Each of the Company and RPT has operated in a manner that it believes has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Code and intends to continue to do so through the closing date or through the taxable year ending with the effective time of the Company Merger, respectively. Additionally, the Company and RPT intend that the Company will continue to operate in such a manner after the Company Merger. It is a condition to the obligation of Kimco to complete the RPT Mergers that (i) Kimco receive an opinion from RPT’s REIT counsel to the effect that, (A) commencing with its taxable year ended December 31, 2015 through its taxable year ending with the Company Merger, RPT has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and (B) RPT’s prior, current and proposed ownership, organization and method of operations as described in a representation letter provided by RPT have allowed and will continue to allow RPT to satisfy the requirements for qualification and taxation as a REIT under the Code commencing with its taxable year ended December 31, 2015 through its taxable year ending with the Company Merger and (ii) RPT receive an opinion from the Company’s REIT counsel to the effect that, (A) commencing with its taxable year ended December 31, 2015 through its taxable year ended December 31, 2022, the Predecessor was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and (B) commencing with the Company’s taxable year ending December 31, 2023, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and Kimco’s proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code. The opinions will be subject to customary exceptions, assumptions and qualifications and will be based on customary representations made by RPT and the Company. If any such representations are or become inaccurate or incomplete, such opinions may be invalid and the conclusions reached therein could be jeopardized. In addition, the opinions will not be binding on the Internal Revenue Service (the “IRS”) or any court, and there can be no assurance that the IRS will not take a contrary position or that such position would not be sustained. Moreover, neither the Company nor RPT has requested or plans to request a ruling from the IRS that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable U.S. Treasury regulations is greater in the case of a REIT that holds assets through a partnership, like RPT does and the Company will following the RPT Mergers. The determination of various factual matters and circumstances not entirely within the Company’s and RPT’s control may affect their ability to qualify as REITs.
If the Company has failed or fails to qualify as a REIT for U.S. federal income tax purposes, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its stockholders, because:
•
it would be subject to U.S. federal income tax on its net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);

•	it could be subject to any applicable corporate alternative minimum tax, stock buyback excise tax, and possibly increased state and local taxes for such periods;
•
unless it is entitled to relief under applicable statutory provisions, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified;

•	if it were to re-elect REIT status, it would have to distribute all earning and profits from non-REIT years before the end of the first new REIT taxable year; and
•
for the five-year period following re-election of REIT status, upon a taxable disposition of any of asset owned as of such re-election, it could be subject to corporate-level tax with respect to all or a portion of the gain so recognized.

Even if the Company retains its REIT status, if RPT loses its REIT status for a taxable year ending on or before the company merger, we could be subject to adverse tax consequences that would substantially reduce our cash available for distribution, including cash available to pay dividends to our stockholders, because:
•	Kimco, as the successor by merger to RPT for U.S. federal income tax purposes, would be subject to any corporate income tax liabilities of RPT, including penalties and interest;
•
The Company would be subject to corporate level tax on the built-in gain on each asset of RPT existing at the time of the Company Merger if the Company were to dispose of the RPT asset during the five-year period following the Company Merger; and

•
The Company would succeed to any earnings and profits accumulated by RPT for taxable periods that it did not qualify as a REIT, and the Company would have to pay a special dividend and/or employ applicable deficiency dividend procedures (including interest payments to the IRS) to eliminate such earnings and profits (if the Company does not timely distribute those earnings and profits, it could fail to qualify as a REIT).

•
In addition, if there is an adjustment to RPT’s taxable income or dividends paid deductions, the Company could elect to use the deficiency dividend procedure in order to maintain RPT’s REIT status. That deficiency dividend procedure could require the Company to make significant distributions to its stockholders and to pay significant interest to the IRS.

As a result of all these factors, the failure of any of the Company (before or after the RPT Mergers) or RPT (before the Company Merger) to qualify as a REIT could impair Kimco’s ability to expand its business and raise capital, and would materially adversely affect the value of its capital stock.

USE OF PROCEEDS
We expect the net proceeds of this offering to be approximately $493.5 million, after deducting the underwriting discount and estimated expenses of this offering payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, funding for suitable investments and redevelopment opportunities and the repayment of our outstanding indebtedness at or in advance of maturity.

DESCRIPTION OF THE NOTES
Kimco OP will issue the 6.400% Notes due 2034 (the “notes”) under an Indenture, dated as of September 1, 1993 (as supplemented, amended and amended and restated from time to time, the “Indenture”), among Kimco OP, the Company and The Bank of New York Mellon (as successor to IBJ Schroder Bank & Trust Company), as trustee. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of the particular terms of the notes and related guarantee offered hereby supplements and, to the extent inconsistent, replaces the description of the general terms and provisions of debt securities and the guarantee set forth in the accompanying prospectus under the caption “Description of Debt Securities,” to which reference is hereby made. The following description does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes, the guarantee and the Indenture. Capitalized terms not defined in this prospectus supplement will have the meanings given to them in the accompanying prospectus, the notes or the Indenture, as the case may be. The term debt securities, as used in this prospectus supplement, refers to all of Kimco OP’s debt securities, including the notes, issued and issuable from time to time under the Indenture. The term guarantee, as used this prospectus supplement, refers to the Company’s guarantee of Kimco OP’s debt securities, including the notes, issued and issuable from to time to time under the Indenture
General
The notes will be limited initially to $500 million aggregate principal amount. Kimco OP may in the future, without the consent of holders, issue additional notes on the same terms and conditions and potentially with the same CUSIP number as the notes being offered hereby, other than the issue date, the date on which interest begins to accrue, the first interest payment date and the public offering price. Any additional notes subsequently issued under the Indenture would be treated as a single series with the notes for all purposes under the Indenture.
The notes will bear interest at 6.400% per year and will mature on March 1, 2034, unless redeemed in whole as described below. Kimco OP will pay interest on the notes in U.S. dollars semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2024, to the holders of the notes on the preceding February 15 or August 15, as the case may be. We will also pay the principal of, and premium, if any, and (to the extent applicable) interest on, each note payable at maturity or earlier redemption.
If any interest payment date or the stated maturity date or date of earlier redemption is not a business day, the required payment will be made on the succeeding business day, with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such interest payment date or the stated maturity date or date of earlier redemption, as the case may be. “Business day” means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law or executive order to close.
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes will not be entitled to the benefit of, or be subject to, any sinking fund.
The notes will be fully and unconditionally guaranteed by the Company on a senior unsecured basis. See “—Guarantees” below.
Ranking
The notes will be Kimco OP’s direct, senior unsecured obligations and will rank equally with all of its existing and future unsecured and unsubordinated obligations. However, the notes are effectively subordinated to Kimco OP’s mortgages and other secured indebtedness to the extent of the assets securing the same. As of June 30, 2023, we had outstanding $359.6 million of secured indebtedness on a consolidated basis. As of June 30, 2023, on a combined basis, assuming the consummation of the RPT Mergers, we would have had outstanding $362.5 million of secured indebtedness on a consolidated basis.
The notes will not be guaranteed by any of Kimco OP’s subsidiaries or any of its joint ventures or affiliates (other than the Company). As a result, the notes will be structurally subordinated to all debt and other liabilities (including trade payables) and third-party preferred equity of Kimco OP’s subsidiaries (including, if we consummate the RPT Mergers, Tarpon Merger Sub, RPT OP and their respective subsidiaries) and of its joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors (including trade creditors) and third-party preferred equity holders of Kimco OP’s subsidiaries or of its joint ventures will be paid from their assets before Kimco OP, and therefore holders of the notes, would have any claims to those assets. In the event of a bankruptcy, liquidation or dissolution of a subsidiary or joint venture of Kimco OP, that subsidiary or joint venture may not have sufficient assets remaining to make payments to Kimco OP as a stockholder or other equity holder or otherwise after payment of its liabilities and third-party preferred equity. As of June 30, 2023, Kimco OP’s consolidated subsidiaries had total indebtedness of approximately $359.6 million and its unconsolidated joint ventures had total indebtedness of approximately $1.3 billion; as of such date, Kimco OP’s subsidiaries and joint ventures had no preferred equity outstanding. As of June 30, 2023, on a combined basis, assuming the consummation of the RPT Mergers, Kimco OP’s consolidated subsidiaries (including Tarpon Merger Sub, RPT OP and their respective subsidiaries) would have had total indebtedness of approximately $874.0 million, its unconsolidated joint ventures would have had total indebtedness of approximately $1.6 billion and its subsidiaries and joint ventures would have had no preferred equity outstanding.
For additional information, see “Risk Factors — The notes will not be guaranteed by any of Kimco OP’s subsidiaries and will be structurally subordinated to the debt and other liabilities (including trade payables) and third-party preferred equity of Kimco OP’s subsidiaries or of its joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors (including trade creditors) and third-party preferred equity holders of Kimco OP’s subsidiaries or of its joint ventures will be paid from their assets before Kimco OP, and therefore holders of the notes, would have any claims to those assets.”
Guarantee
The Company will guarantee Kimco OP’s obligations under the notes on a full and unconditional basis, including the due and punctual payment of principal of, and premium, if any, and interest, if any, on, the notes, whether at stated maturity, upon acceleration, upon redemption or otherwise. Under the terms of the Company’s guarantee, holders of the notes will not be required to exercise their remedies against Kimco OP before they proceed directly against the Company. The Company’s obligations under the guarantee of the notes will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Company, result in the guarantee constituting a fraudulent transfer or conveyance. See “Risk Factors — Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”
The guarantee of the notes will be a senior unsecured obligation of the Company and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and senior unsecured guarantees of the Company. The Company’s guarantee of the notes will be structurally subordinated to all debt and other liabilities (including trade payables), guarantees and third-party preferred equity of the Company’s subsidiaries (other than Kimco OP but including, if we consummate the RPT Mergers, Tarpon Merger Sub, RPT OP and their respective subsidiaries) and of its joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors (including trade creditors) and third-party preferred equity holders of the Company’s subsidiaries (other than Kimco OP but including, if we consummate the RPT Mergers, Tarpon Merger Sub, RPT OP and their respective subsidiaries) or of its joint ventures will be paid from their assets before the Company, and therefore holders of the notes by virtue of the guarantee, would have any claims to those assets. In the event of a bankruptcy, liquidation or dissolution of a subsidiary or joint venture of the Company, that subsidiary or joint venture may not have sufficient assets remaining to make payments to the Company as a stockholder or other equity holder or otherwise after payment of its liabilities and third-party preferred equity. In addition, the guarantee is effectively subordinated to the Company’s mortgages and other secured indebtedness or secured guarantees, if any, to the extent of its assets securing the same. As of June 30, 2023, the Company had no outstanding indebtedness and $484.2 million of preferred equity outstanding and had guaranteed the borrowings of Kimco OP and its consolidated subsidiaries, including under Kimco OP’s revolving credit facility and other outstanding indebtedness of Kimco OP, totaling approximately $6.8 billion aggregate principal amount. As of June 30, 2023, on a combined basis, assuming the consummation of the RPT Mergers, the Company would have had no outstanding indebtedness and $576.6 million of preferred equity outstanding and would have had guaranteed the borrowings of Kimco OP and its consolidated subsidiaries, including under Kimco OP’s revolving credit facility and other outstanding indebtedness of Kimco OP, totaling approximately $7.3 billion aggregate principal amount.
The Company will not be subject to any covenants under the guarantee or the Indenture prohibiting or otherwise limiting the incurrence of indebtedness.
The Company does not have any significant operations or material assets other than limited liability interests of Kimco OP and certain de minimis assets, including those that may be held for certain administrative functions.

Accordingly, if Kimco OP fails to make a payment on the notes when due, there can be no assurance that the Company would have funds to pay that amount pursuant to its guarantee. See “Risk Factors — The Company has no significant operations, other than as Kimco OP’s managing member, and no material assets, other than its investment in Kimco OP.”
Optional Redemption
Prior to December 1, 2033 (the date that is three months prior to the maturity date of the notes) (the “Par Call Date”), Kimco OP may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points less (b) interest accrued to, but excluding, the redemption date; and

(2)	100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest to, but excluding, the redemption date.
On or after the Par Call Date, Kimco OP may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
The “Treasury Rate” shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date of the notice of redemption based upon the yield or yields for the most recent day that appears or appear, as applicable, after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication), or H.15, under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading), or H.15 TCM. In determining the Treasury Rate, Kimco OP shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the date of the notice of redemption H.15 TCM or any successor designation or publication is no longer published, Kimco OP shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such date of notice of redemption of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Kimco OP shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Kimco OP shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Kimco OP’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
If Kimco OP decides to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or as required by the depository for the notes; provided, however, that if the notes are issued in global form as discussed under “—Book-Entry System” and fewer than all of the notes are being redeemed, the trustee will select the notes to be redeemed by lot or in accordance with the customary procedures of DTC. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note.
Kimco OP will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.
Notwithstanding the foregoing, if the redemption date occurs on or after an interest payment date, then interest will be payable on such interest payment date to the holders at the close of business on the record date, if any, immediately preceding such interest payment date.
To exercise its right of optional redemption, Kimco OP (or, at its request, the trustee on its behalf) must deliver (or, in the case of notes issued in global form as discussed under “—Book-Entry System,” transmit in accordance with the applicable procedures of the depository) a notice of redemption to each holder of notes to be redeemed at least 10 days but not more than 60 days prior to the redemption date. Such notice of redemption will specify, among other items, the redemption price, the principal amount of the notes held by such holder to be redeemed and any conditions to redemption. Once such notice of redemption is delivered to holders, the notes called for redemption will become due and payable on the redemption date at the redemption price. No later than the New York business day prior to the redemption date, Kimco OP will deposit with the trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the notes so called for redemption at the redemption price. Unless Kimco OP defaults in payment of the redemption price, commencing on the redemption date interest on notes called for redemption will cease to accrue and holders of such notes will have no rights with respect to such notes except the right to receive the redemption price.
In addition, Kimco OP may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise, subject to compliance with all applicable laws and regulations.
Merger, Consolidation or Sale
Kimco OP or the Company may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity, provided that:
(1)
either Kimco OP or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than Kimco OP or the Company, as the case may be) formed by or resulting from that consolidation or merger or which shall have received the transfer of assets, shall be an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia that expressly assumes (a) in the case of Kimco OP, payment of the principal of (and premium, if any) and interest on all of the notes, or, in the case of the Company, all the obligations of the Company under the guarantee and the Indenture and (b) in either case, the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

(2)
immediately after giving effect to that transaction and treating any indebtedness which becomes an obligation of Kimco OP or the Company, as the case may be, or of any of the subsidiaries of Kimco OP or the Company, as the case may be, as a result thereof as having been incurred by Kimco OP or the Company, as the case may be, or that subsidiary at the time of that transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3)	an officers’ certificate and legal opinion covering the above conditions shall be delivered to the trustee.
Certain Covenants
Limitations on Incurrence of Debt. Kimco OP will not, and will not permit any of its subsidiaries to, incur any Debt, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of Kimco OP and of its subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of Total Assets as of the end of the calendar quarter covered in Kimco OP’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Debt.
In addition to the foregoing limitation on the incurrence of Debt, Kimco OP will not, and will not permit any of its subsidiaries to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of Kimco OP’s property or the property of any of its subsidiaries, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of that additional Debt, the aggregate principal amount of all of Kimco OP’s outstanding Debt and the outstanding Debt of its subsidiaries which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on Kimco OP’s property or the property of any of its subsidiaries is greater than 40% of Total Assets as of the end of the calendar quarter covered in Kimco OP’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Debt.
In addition to the foregoing limitations on the incurrence of Debt, Kimco OP will not, and will not permit any of its subsidiaries to, incur any Debt if Consolidated Income Available for Debt Service for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which that additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge on Kimco OP’s Debt and the Debt of all of its subsidiaries to be outstanding immediately after the incurring of that additional Debt.
Existence. Except as permitted under “—Merger, Consolidation or Sale,” Kimco OP and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence, rights (charter and statutory) and franchises; provided, however, that Kimco OP and the Company, as applicable, will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of the business of Kimco OP or the Company, as applicable, and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities.
Maintenance of Properties. Kimco OP will cause all of its properties used or useful in the conduct of its business or the business of any of its subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, all as in Kimco OP’s judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that Kimco OP and its subsidiaries will not be prevented from selling or otherwise disposing for value its respective properties in the ordinary course of business.
Insurance. Kimco OP will, and will cause each of its subsidiaries to, keep all of its insurable properties insured against loss or damage at least in an amount equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best’s Key Rating Guide.
Payment of Taxes and Other Claims. Kimco OP will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:
(1)
all taxes, assessments and governmental charges levied or imposed upon Kimco OP or any of its subsidiaries or upon its income, profits or property or the income, profits or property of any of its subsidiaries; and

(2)
all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon Kimco OP’s property or the property of any of its subsidiaries; provided, however, that Kimco OP will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were so subject, those documents to be filed with the SEC on or prior to the respective dates by which it would have been required so to file those documents if it were so subject. The Company will also, if not already filed with the SEC for public availability:

(1)	within 15 days of each date by which it would have been required to file those documents with the SEC pursuant to Section 13 or 15(d) of the Exchange Act:
(A)
transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders of debt securities, copies of the annual reports and quarterly reports which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to those Sections; and

(B)
file with the trustee copies of the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to those Sections; and

(2)
if filing those documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder of debt securities.

Maintenance of Unencumbered Total Asset Value. Kimco OP will at all times maintain an Unencumbered Total Asset Value in an amount of not less than one hundred fifty percent (150%) of the aggregate principal amount of all its outstanding Debt and the outstanding Debt of its subsidiaries that is unsecured.
Definitions Used for the Debt Securities
As used in the Indenture and the descriptions thereof herein,
“Consolidated Income Available for Debt Service” for any period means Kimco OP’s Consolidated Net Income and the Consolidated Net Income of its subsidiaries plus amounts which have been deducted for:
(1)	interest on its debt and interest on the debt of its subsidiaries;
(2)	provision for its taxes and the taxes of its subsidiaries based on income;
(3)	amortization of debt discount;
(4)	property depreciation and amortization; and
(5)	the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for that period.
“Consolidated Net Income” for any period means the amount of Kimco OP’s consolidated net income (or loss) and the consolidated net income (or loss) of its subsidiaries for that period determined on a consolidated basis in accordance with generally accepted accounting principles.
“Debt” of Kimco OP or any of its subsidiaries means any indebtedness of Kimco OP or any of its subsidiaries, whether or not contingent, in respect of:
(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments;
(2)	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Kimco OP or any of its subsidiaries;
(3)	letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable; or
(4)
any lease of property by Kimco OP or any of its subsidiaries as lessee which is reflected on its consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles;

in the case of items of indebtedness under (1) through (3) above, to the extent that those items (other than letters of credit) would appear as a liability on Kimco OP’s consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by Kimco OP or any of its subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than Kimco OP or any of its subsidiaries) (it being understood that Debt shall be deemed to be incurred by Kimco OP or any of its subsidiaries whenever it or that subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).
“Maximum Annual Service Charge” as of any date means the maximum amount which may become payable in any period of 12 consecutive calendar months from that date for interest on, and required amortization of, Debt.

The amount payable for amortization shall include the amount of any sinking fund or other analogous fund for the retirement of Debt and the amount payable on account of principal on any Debt which matures serially other than at the final maturity date of that Debt.
“Person” shall have the meaning set forth in the Indenture and includes a “person” or “group” as these terms are used in Section 13(d)(3) of the Exchange Act.
“Total Assets” as of any date means the sum of (i) Kimco OP’s Undepreciated Real Estate Assets and (ii) all its other assets determined in accordance with generally accepted accounting principles (but excluding goodwill and amortized Debt costs).
“Undepreciated Real Estate Assets” as of any date means the amount of Kimco OP’s real estate assets and the real estate assets of its subsidiaries on that date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.
“Unencumbered Total Asset Value” as of any date means the sum of Kimco OP’s Total Assets that are unencumbered by any mortgage, lien, charge, pledge or security interest that secures the payment of any obligations under any Debt; provided, however, that in determining Unencumbered Total Asset Value for purposes of the covenant set forth above in “—Maintenance of Unencumbered Total Asset Value,” (i) all investments by Kimco OP and any of its subsidiaries in unconsolidated joint ventures shall be excluded from its Total Assets and (ii) Kimco OP’s Total Assets shall include its proportionate interest in the aggregate book value of the real estate assets held by its and its subsidiaries’ unconsolidated joint ventures, before depreciation and amortization, that are not encumbered by any mortgage, lien, charge, pledge or security interest that secures the payment of any obligations under any of its indebtedness; for the avoidance of doubt, all other assets of unconsolidated joint ventures shall be excluded from Kimco OP’s Total Assets.
Governing Law
The Indenture, the notes and the guarantee will provide that they are to be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry System
DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.
Investors may elect to hold interests in the global notes through either DTC in the United States or Clearstream, Luxembourg, or the Euroclear operator of the Euroclear system, in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear system will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear system’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for the Euroclear system (in such capacities, the “U.S. depositaries”). Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests.
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange and the Financial Industry Regulatory Authority, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of the depositary only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the depositary are recorded on the records of the participants and indirect participants. The rules applicable to the depositary and its participants are on file with the SEC.
Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
Distributions with respect to the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.
The Euroclear system advises that it was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system operates under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear system, and all Euroclear system securities clearance accounts and Euroclear system cash accounts are accounts with the Euroclear system, not the Euroclear operator. The Euroclear operator establishes policy for the Euroclear system on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear system is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.
Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system, and applicable Belgian law (collectively, the “terms and conditions”). The terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawals of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no records of or relationship with persons holding through Euroclear participants.
Distributions with respect to the notes held beneficially through the Euroclear system will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear system.

Kimco OP will issue the notes in definitive certificated form if the depositary notifies Kimco OP that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by Kimco OP within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such notes. If Kimco OP determines at any time that the notes shall no longer be represented by global security certificates, Kimco OP will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, Kimco OP will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary. Kimco OP expects that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.
As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the notes and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:
•	will not be entitled to have the notes represented by these global security certificates registered in their names,
•	will not be entitled to receive physical delivery of notes in certificated form, and
•	will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the Indenture.
All payments on the notes represented by the global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of the securities. Under the terms of the Indenture, Kimco OP, the Company and the trustee will treat the persons in whose names the global notes are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever.
Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Upon deposit of the global notes, the depositary will credit the accounts of participants designated by the underwriters with portions of the principal amount of global notes. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of Kimco OP, the Company or the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.
Kimco OP and the Company believe the depositary’s current practice is, upon receipt of any payment in respect of securities such as the notes (including principal and interest), to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of the depositary. Payments by participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of the depositary, the trustee or Kimco OP. None of Kimco OP, the Company or the trustee will be liable for any delay by the depositary or its participants in identifying the beneficial owners of the notes, and Kimco OP, the Company and the trustee may rely conclusively on and will be protected in relying on instructions from the depositary or its nominee as the registered owner of the global notes for all purposes.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Kimco OP and the Company will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.
The information in this section concerning DTC, its book-entry system, Clearstream, Luxembourg and the Euroclear system has been obtained from sources that Kimco OP and the Company believe to be reliable, but none of Kimco OP, the Company or the underwriters give any assurance as to the accuracy or completeness of this information.
Global Clearance and Settlement Procedures
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear system, as applicable.
Clearstream, Luxembourg and the Euroclear system will record the ownership interests of their participants in much the same way as the depositary, and the depositary will record the total ownership of each of the U.S. agents of Clearstream, Luxembourg and the Euroclear system, as participants in the depositary. When notes are to be transferred from the account of a depositary participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream, Luxembourg or the Euroclear system through a participant at least one day prior to settlement. Clearstream, Luxembourg or the Euroclear system, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream, Luxembourg or the Euroclear system will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, depositary participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the depositary seller on the settlement date. As a result, to the depositary participant, a cross-market transaction will settle no differently than a trade between two depositary participants.
When a Clearstream or Euroclear participant wishes to transfer notes to a depositary participant, the seller will be required to send instructions to Clearstream, Luxembourg or the Euroclear system through a participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or the Euroclear system will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream, Luxembourg and the Euroclear system on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear system as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear system cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, Luxembourg and the Euroclear system have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and the Euroclear system, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

UNDERWRITING
Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite its name in the table below:
Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$70,000,000
Morgan Stanley & Co. LLC	70,000,000
RBC Capital Markets, LLC	70,000,000
TD Securities (USA) LLC	70,000,000
BofA Securities, Inc.	30,000,000
Mizuho Securities USA LLC	30,000,000
Scotia Capital (USA) Inc.	30,000,000
BNY Mellon Capital Markets, LLC	20,000,000
Regions Securities LLC	20,000,000
Truist Securities, Inc. .	20,000,000
Barclays Capital Inc.	10,000,000
BMO Capital Markets Corp.	10,000,000
BNP Paribas Securities Corp. .	10,000,000
Citigroup Global Markets Inc.	10,000,000
J.P. Morgan Securities LLC	10,000,000
PNC Capital Markets LLC	10,000,000
U.S. Bancorp Investments, Inc.	10,000,000
Total	$500,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to the approval of certain legal matters by counsel and to certain other conditions. The underwriting agreement also provides that the underwriters will purchase all of the notes if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters initially propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.400% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount of the notes to certain other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and any other selling terms. The underwriters reserve the right to withdraw, cancel or modify orders to the public and to reject orders in whole or in part.
In the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.
We estimate our expenses related to this offering, exclusive of the underwriting discount, will be approximately $1.2 million. The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with this offering. The following table summarizes the discount that we will pay to the underwriters in connection with the offering:
Underwriting Discount Paid by Us
Per note	0.650%
Total	$3,250,000
The notes are a new issue of securities, and no established trading market for the notes currently exists. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time without notice in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop or be maintained for the notes, that you will be able to sell your notes at a particular time, or at all, or that the price that you may receive upon any sale of the notes will exceed the price you paid for such notes.
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the seventh business day following the date of this prospectus supplement. Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the second business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that any such trade would otherwise settle before the close of this offering, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisor with respect to these matters.
Other Relationships
In the ordinary course of their business, the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, investment banking and corporate trust transactions with us for which they have received or will receive customary fees and expense reimbursements. In particular, affiliates of certain of the underwriters are lenders under our Credit Facility. To the extent net proceeds from this offering are used to reduce indebtedness under our Credit Facility, underwriters or affiliates of the underwriters that are a lending party or hold positions in such indebtedness will receive their proportionate share of the net proceeds from this offering being used to reduce such indebtedness. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions to such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.
This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Kimco Realty OP, LLC nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus

Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in France
None of the prospectus supplement, the accompanying prospectus nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another Member State of the EEA and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. None of this prospectus supplement, the accompanying prospectus nor any other offering material relating to the notes has been or will be:
•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the notes to the public in France.
Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifies) and/or to a restricted circle of investors (cercle restraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•
in a transaction that, in accordance with article L.411-2-II-1a-or-2a-or 3a of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement General) of the Autorité des Marchés Financiers, does not constitute a public offer (appel publica l’epargne).

The notes may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes have been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the notes shall be made aware that they shall not transfer the notes to anyone other than to other QIIs. Any QII who acquires the notes shall be deemed to have agreed to such transfer restriction.
Accordingly, the notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “SFA Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA. It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a SFA Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:
(1)
to an Institutional Investor, an Accredited Investor, a SFA Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer;
(3)	where the transfer is by operation of law;
(4)	as specified in Section 276(7) of the SFA; or
(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification: Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes.
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the United Kingdom
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, (as amended, the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Kimco Realty OP, LLC or Kimco Realty Corporation.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Kimco Realty OP, LLC nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

LEGAL MATTERS
Latham & Watkins LLP, Washington, D.C., will pass upon certain matters relating to this offering for us. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters. Venable LLP, Baltimore, Maryland, will pass upon certain matters of Maryland law. Latham & Watkins LLP and Sidley Austin LLP may rely upon Venable LLP with respect to matters governed by Maryland law. Certain members of Latham & Watkins LLP and their families own beneficial interests in less than 1% of our common stock.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

KIMCO REALTY CORPORATION
Debt Securities, Preferred Stock,
Depositary Shares, Common Stock, Common Stock Warrants and Guarantees
KIMCO REALTY OP, LLC
Debt Securities and Guarantees
Kimco Realty Corporation, which we refer to as the Company, may from time to time offer the following securities on terms to be determined at the time of the offering:
•	Unsecured Senior Debt Securities;
•	Shares or Fractional Shares of Preferred Stock, par value $1.00 per share;
•	Depositary Shares representing Shares of Preferred Stock;
•	Shares of Common Stock, par value $0.01 per share;
•	Warrants to Purchase Common Stock; and
•	Guarantees of Debt Securities issued by Kimco Realty OP, LLC.
Kimco Realty OP, LLC, which we refer to as Kimco OP, may from time to time offer the following securities on terms to be determined at the time of the offering:
•	Unsecured Senior Debt Securities; and
•	Guarantees of Debt Securities issued by Kimco Realty Corporation.
In addition, the Company’s selling securityholders may from time to time offer shares of the Company’s common stock on terms to be determined at the time of such offering.
The common stock of the Company is traded on the New York Stock Exchange (the “NYSE”), under the symbol “KIM.” We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement to this prospectus will disclose the exchange or market.
The Company’s debt securities, preferred stock, depositary shares representing shares of preferred stock, common stock, common stock warrants and guarantees may be offered separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be set forth in a supplement to this prospectus. Kimco OP’s debt securities and guarantees may be offered in separate classes or series, in amounts, at prices and on terms to be set forth in a supplement to this prospectus. When we or any of the Company’s selling securityholders offer securities, we will provide specific terms of such securities in supplements to this prospectus.
In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve the Company’s status as a real estate investment trust (“REIT”) for federal income tax purposes.
The securities offered by this prospectus may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.
Each prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any legend or statement required by state law or the Securities and Exchange Commission.
Investing in our securities involves risks. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete and any representation to the contrary is a criminal offense.
The date of this Prospectus is January 3, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We or any of the selling securityholders are not making an offer to sell, or soliciting an offer to buy, securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or in any prospectus supplement or in the documents incorporated herein and therein is accurate as of any date other than the date of this prospectus or such other documents, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects might have changed.
i

When used in this prospectus, all references to “Kimco,” “we,” “us,” or “our” mean Kimco Realty Corporation, a Maryland corporation, and its direct and indirect subsidiaries, including Kimco Realty OP, LLC, on a consolidated basis, and including, where context requires, the predecessor entity also known as Kimco Realty Corporation. In statements regarding qualification as a REIT, such terms refer solely to Kimco Realty Corporation and, where context requires, the predecessor entity also known as Kimco Realty Corporation. All references to the “Company” mean Kimco Realty Corporation and, where context requires, the predecessor entity also known as Kimco Realty Corporation, and not to any of their subsidiaries. All references to “Kimco OP” mean Kimco Realty OP, LLC, a Delaware limited liability company, and not to any of its subsidiaries. All references to “Weingarten” or “WRI” mean Weingarten Realty Investors, a Texas real estate investment trust, and its consolidated subsidiaries, except where it is clear from the context that the term means the standalone Weingarten Realty Investors.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the “SEC”, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act”. Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. In addition, the Company’s selling securityholders may from time to time offer shares of the Company’s common stock on terms to be determined at the time of such offering. This prospectus provides you with a general description of the securities we or any of the selling securityholders may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time we or any of the Company’s selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information” before considering an investment in the securities offered by that prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at https://www.sec.gov.
Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules available on SEC’s web site.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC and are incorporated by reference in this prospectus:
•	Our Annual Report on Form 10-K for the year ended December 31, 2021 (filed with the SEC on March 1, 2022);
•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 16, 2022;
•
Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 (filed with the SEC on April 29, 2022), June 30, 2022 (filed with the SEC on July 29, 2022) and September 30, 2022 (filed with the SEC on October 28, 2022);

•
Our Current Reports on Form 8-K dated August 3, 2021 (filed with the SEC on August 4, 2021) (excluding the information furnished pursuant to Item 7.01 and the related exhibit) (as amended by our Current Report on Form 8-K/A dated August 17, 2021), February 15, 2022 (excluding the information furnished pursuant to Item 7.01 and the related exhibit), February 16, 2022 (excluding the information furnished pursuant to Item 7.01 and the related exhibit), February 25, 2022, April 27, 2022, August 8, 2022 (excluding the information furnished pursuant to Item 7.01 and the related exhibit); August 10, 2022 (excluding the information furnished pursuant to Item 7.01 and the related exhibit); August 11, 2022 (excluding the information furnished pursuant to Item 7.01 and the related exhibit); August 24, 2022; December 15, 2022; and January 3, 2023;
•	Our Current Report on Form 8-K12B dated January 3, 2023;
•
The description of the Company’s common stock contained in the Predecessor’s (as defined herein) Registration Statement on Form 8-B (File No. 1-10899), filed on November 18, 1994, including any subsequently filed amendments and reports filed for the purpose of updating the description;

•
The description of the Company’s Class L Preferred Stock and Depositary Shares contained in the Predecessor’s Registration Statement on Form 8-A12B (File No. 001-10899), filed on August 8, 2017, including any subsequently filed amendments and reports filed for the purpose of updating the description; and

•
The description of the Company’s Class M Preferred Stock and Depositary Shares contained in the Predecessor’s Registration Statement on Form 8-A12B (File No. 001-10899), filed on December 12, 2017, including any subsequently filed amendments and reports filed for the purpose of updating the description.

We are also incorporating by reference into this prospectus all documents that we have filed or will file with the SEC as prescribed by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since the date of this prospectus and prior to the termination of the sale of the securities offered by this prospectus and the accompanying prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in this prospectus or any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus supplement and the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from:
Kimco Realty Corporation
500 North Broadway, Suite 201
Jericho, New York 11753
Attn: Bruce Rubenstein, Corporate Secretary
(516) 869-9000
You may also obtain copies of these filings, at no cost, by accessing our website at http://www.kimcorealty.com; however, the information found on our website is not considered part of this prospectus or any accompanying prospectus supplement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “commit,” “intend,” “anticipate,” “estimate,” “project,” “will,” “target,” “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond the Company’s control and could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, those discussed under the caption “Risk Factors” beginning on page 6 of this prospectus, page 10 of our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus, and any subsequent Quarterly Reports on Form 10-Q, as well as the following additional factors: (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (iv) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations, (v) the Company’s ability to raise capital by selling its assets, (vi) increases in operating costs due to inflation and supply chain issues, (vii) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following the WRI Merger (as defined herein), (viii) the possibility that, if the Company does not achieve the perceived benefits of the WRI Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline, (ix) changes in governmental laws and regulations, including but not limited to changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (x) valuation and risks related to the Company’s joint venture, preferred equity investments and other investments, (xi) valuation of marketable securities and other investments, including the shares of Albertsons Companies, Inc. common stock held by the Company, (xii) impairment charges, (xiii) pandemics or other health crises, such as coronavirus disease 2019 (“COVID-19”), (xiv) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xv) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xvi) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xvii) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity, (xviii) our reorganization into an umbrella partnership real estate investment trust and its impacts on the Company’s business and operations, and (xix) the other risks and uncertainties identified under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year-ended December 31, 2021, as supplemented by our subsequently filed reports with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.
We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

THE COMPANY
Overview
Kimco Realty Corporation, a Maryland corporation, is North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping centers, including mixed-use assets. Our mission is to create destinations for everyday living that inspire a sense of community and deliver value to our many stakeholders.
We are a self-administered REIT and have owned and operated open-air shopping centers for over 60 years. We have not engaged, nor do we expect to retain, any REIT advisors in connection with the operation of our properties. As of September 30, 2022, we had interests in 526 U.S. shopping center properties, aggregating 90.8 million square feet of gross leasable area (“GLA”), located in 28 states. In addition, we had 24 other property interests, primarily through our preferred equity investments and other investments, totaling 5.7 million square feet of GLA. Our ownership interests in real estate consist of our consolidated portfolio and portfolios where we own an economic interest, such as properties in our investment real estate management programs, where we partner with institutional investors and also retain management.
Our primary business objective is to be the premier owner and operator of open-air, grocery-anchored shopping centers, including mixed-use assets, in the U.S. We believe we can achieve this objective by:
•	increasing the value of our existing portfolio of properties and generating higher levels of portfolio growth;
•	increasing cash flows for reinvestment and/or for distribution to stockholders while maintaining conservative payout ratios;
•	improving debt metrics and upgraded unsecured debt ratings; and
•	continuing growth in desirable demographic areas with successful retailers, primarily focused on grocery anchors; and increasing the number of entitlements for residential use.
On August 3, 2021, Weingarten Realty Investors merged with and into the Predecessor (as defined below) (the “WRI Merger”), with the Predecessor continuing as the surviving public company. The WRI Merger brought together two industry-leading retail real estate platforms with highly complementary portfolios and created the preeminent open-air shopping center and mixed-use asset real estate owner in the U.S. As a result of the WRI Merger, Kimco acquired 149 properties, including 30 held through joint venture programs. The increased scale in targeted growth markets, coupled with a broader pipeline of redevelopment opportunities, has positioned the combined company to create significant value for its stockholders.
Our executive offices are located at 500 North Broadway, Suite 201, Jericho, New York 11753, and our telephone number is (516) 869-9000.
Recent Developments
UPREIT Reorganization
Prior to January 1, 2023, the Company’s business was conducted through a predecessor entity also known as Kimco Realty Corporation (the “Predecessor”). On December 14, 2022, the Predecessor’s Board of Directors approved the reorganization (the “Reorganization”) of the Predecessor’s business into an umbrella partnership real estate investment trust, or UPREIT. To effect the Reorganization, the Predecessor formed or caused to be formed (1) a newly formed Maryland corporation that was a wholly-owned direct subsidiary of the Predecessor and direct stockholder of Merger Sub (as defined below) (“Holdco”), and (2) KRC Merger Sub Corp., a Maryland corporation and wholly-owned indirect subsidiary of the Predecessor (“Merger Sub”).
As previously disclosed, on December 15, 2022, the Predecessor entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Holdco and Merger Sub. The purpose of the transactions contemplated by the Merger Agreement was for the Predecessor to implement the Reorganization. Effective as of 12:01 a.m., New York time, on January 1, 2023, pursuant to the Merger Agreement, Merger Sub merged with and into the Predecessor, with the Predecessor continuing as the surviving entity and a wholly-owned subsidiary of Holdco (the “Merger”). At the effective time of the Merger, each outstanding share of capital stock of the Predecessor was converted into one equivalent share of capital stock of Holdco. Effective as of January 3, 2023, the Predecessor converted into a limited liability company, organized in the State of Delaware, known as Kimco Realty OP, LLC, the entity we refer to herein as Kimco OP. In connection with the Reorganization, Holdco changed its name to Kimco Realty Corporation, the entity we refer to herein as the Company.

The Company had the same consolidated assets and liabilities immediately following the Merger as the Predecessor immediately before the Merger. The Company is the managing member of, owns 100% of the limited liability company interests of and exercises exclusive control over Kimco OP. In the future, Kimco OP may, from time to time, acquire properties from sellers by issuing limited liability company interests of Kimco OP to such sellers in exchange for a contribution of those properties to Kimco OP, which exchange may be tax-deferred in whole or in part. Following the Reorganization, the business, management and directors of the Company, and the rights and limitations of the holders of the Company’s equity, are the same as the business, management and directors of the Predecessor, and the rights and limitations of holders of the Predecessor’s equity, immediately prior to the Reorganization.
Dividends
On October 25, 2022, the Predecessor’s Board of Directors declared quarterly dividends with respect to the Predecessor’s classes of cumulative redeemable preferred stock (Classes L and M), which will be paid on January 17, 2023, to stockholders of record on December 30, 2022. Additionally, on October 25, 2022, the Predecessor’s Board of Directors declared a quarterly cash dividend of $0.23 per share of common stock, par value $0.01, of the Predecessor, which was paid on December 23, 2022 to stockholders of record on December 9, 2022.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risks and uncertainties incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in our reports we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as well as the risk factors set forth in the applicable prospectus supplement, before investing in our securities.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

GUARANTOR DISCLOSURES
The Company will guarantee debt securities of Kimco OP, as described in “Description of Debt Securities” in this prospectus and as further described in an applicable prospectus supplement. Any such guarantees by the Company will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such guaranteed debt securities. The Company does not hold any assets directly other than limited liability interests of Kimco OP and certain de minimis assets, including those that may be held for certain administrative functions, and Kimco OP is consolidated into the financial statements of the Company.
The Company and Kimco OP have filed this prospectus with the SEC registering, among other securities, debt securities of Kimco OP, which will be fully and unconditionally guaranteed by the Company. Pursuant to Rule 3-10 of Regulation S-X, separate consolidated financial statements of Kimco OP have not been presented.
As permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for Kimco OP because the assets, liabilities and results of operations of our operating partnership are not materially different than the corresponding amounts in the Company’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities of Kimco Realty Corporation and the debt securities of Kimco Realty OP, LLC. In this description, unless specifically noted otherwise or unless the context otherwise requires, all references to “we,” “us,” “our” and “ours” refer to either Kimco Realty Corporation or Kimco Realty OP, LLC, as applicable, as issuer of the debt securities, and not to any of their respective subsidiaries.
Kimco Realty OP, LLC’s unsecured senior debt securities are to be issued under an indenture, dated as of September 1, 1993, as amended by the first supplemental indenture, dated as of August 4, 1994, the second supplemental indenture, dated as of April 7, 1995, the third supplemental indenture, dated as of June 2, 2006, the fourth supplemental indenture, dated as of April 26, 2007, the fifth supplemental indenture, dated as of September 24, 2009, the sixth supplemental indenture, dated as of May 23, 2013, the seventh supplemental indenture, dated as of April 24, 2014, the eighth supplemental indenture, dated as of January 3, 2023, and as further amended or supplemented from time to time, between us and The Bank of New York Mellon (as successor to IBJ Schroder Bank & Trust Company), as trustee. Kimco Realty Corporation’s unsecured debt securities are to be issued under an indenture among Kimco Realty Corporation, Kimco Realty OP, LLC, as guarantor, and The Bank of New York Mellon, as trustee. The indenture governing Kimco Realty OP, LLC’s debt securities and the form of indenture governing Kimco Realty Corporation’s debt securities have been filed as exhibits to the registration statement of which this prospectus is a part and are available for inspection at the corporate trust office of the trustee at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, or as described above under “Where You Can Find More Information.” The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the indentures and the debt securities to be issued thereunder are summaries of some of the provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions or anticipated provisions of the indentures and the debt securities. All section references appearing herein are to sections or anticipated sections of the indentures.
General
The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The indentures provide that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or managing member, as applicable, or as established in one or more indentures supplemental to the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of that series (Section 301).
The indentures provide that there may be more than one trustee thereunder, each with respect to one or more series of debt securities. Any trustee under the indentures may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 709). In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee (Section 710), and, except as otherwise indicated herein, any action described herein to be taken by the trustee may be taken by each trustee with respect to, and only with respect to, the series of debt securities for which it is trustee under the applicable indenture.
For a detailed description of a specific series of debt securities, you should consult the prospectus supplement for that series. The prospectus supplement may contain any of the following information, where applicable:
(1)	the title and series designation of those debt securities;
(2)	the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;
(3)
if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities which is convertible into other securities, the securities into which such debt securities are convertible, or the method by which any portion shall be determined;

(4)
if convertible, any applicable limitations on the ownership or transferability of the securities into which those debt securities are convertible which exist to preserve the Company’s status as a REIT;

(5)	the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;
(6)	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;
(7)
the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which that interest will be payable, the regular record dates for the interest payment dates, or the method by which that date shall be determined, the person to whom that interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)
the place or places where (a) the principal of (and premium, if any) and interest, if any, on those debt securities will be payable, (b) those debt securities may be surrendered for conversion or registration of transfer or exchange and (c) notices or demands to or upon us in respect of those debt securities and the applicable indenture may be served;

(9)
the period or periods within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option, if we are to have that option;

(10)
our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

(11)
if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)
whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

(13)	any additions to, modifications of or deletions from the terms of those debt securities with respect to the events of default or covenants set forth in the applicable indenture;
(14)	whether those debt securities will be issued in certificated or book-entry form or both;
(15)
whether those debt securities will be in registered or bearer form and, if in registered form, their denominations if other than $1,000 and any integral multiple of $1,000 and, if in bearer form, their denominations and the terms and conditions relating thereto;

(16)	the applicability, if any, of the defeasance and covenant defeasance provisions of article fifteen of the applicable indenture;
(17)	if those debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for those debt securities to be authenticated and delivered;
(18)
the terms, if any, upon which those debt securities may be convertible into other securities and the terms and conditions upon which that conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

(19)
whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making such payment;

(21)	whether the guarantor’s guarantees (as contemplated by the applicable indenture) shall apply to the series; and
(20)	any other terms of those debt securities not inconsistent with the provisions of the applicable indenture (Section 301).

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of their maturity. We refer to this type of debt securities as original issue discount securities. Any material or applicable special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
Except as described under “—Merger, Consolidation or Sale,” or as otherwise described in the applicable prospectus supplement, the indentures do not contain any other provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:
(1)	a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties;
(2)	a change of control; or
(3)	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of our debt securities.
Furthermore, subject to the limitations set forth below under “—Merger, Consolidation or Sale,” we may, in the future, enter into certain transactions, such as the sale of all or substantially all of our assets or a merger or consolidation involving us, that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness, including the debt securities. In addition, restrictions on ownership and transfers of our common stock and preferred stock are designed to preserve the Company’s status as a REIT and, therefore, may act to prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
A significant number of our properties are owned through our subsidiaries or joint ventures. Therefore, our rights and those of our creditors, including holders of debt securities, to participate in the assets of those subsidiaries or joint ventures upon the liquidation or recapitalization of those subsidiaries or joint ventures or otherwise will be subject to the prior claims of those entities’ respective creditors (except to the extent that our claims as a creditor may be recognized).
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $2,000 and integral multiples of $1,000 (Section 302).
Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the trustee, initially located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1102).
Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder of that debt security on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for, to be fixed by the trustee, notice whereof shall be given to the holder of that debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.
Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the trustee. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of debt securities (Section 305). If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1102).
Neither we nor any trustee shall be required to:
(1)
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2)	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except for the unredeemed portion of any debt security being redeemed in part; or
(3)
issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder of that debt security, except for the portion, if any, of that debt security not to be so repaid (Section 305).

Guarantees
Debt securities issued by Kimco Realty OP, LLC will be fully and unconditionally guaranteed by Kimco Realty Corporation, and debt securities issued by Kimco Realty Corporation may be fully and unconditionally guaranteed by Kimco Realty OP, LLC. The applicable prospectus supplement relating to a series of debt securities will provide that those debt securities will have the benefit of a guarantee by Kimco Realty Corporation or Kimco Realty OP, LLC, as applicable. The guarantees will be general obligations of the guarantor.
The obligations of the guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. A guarantor will be permitted to consolidate or merge with, or sell substantially all of its assets to another company, other than us or another guarantor, only if (i) the other company is an entity organized under the laws of one of the states of the United States or the District of Columbia or under United States federal law and agrees to be legally responsible for the guarantee; and (ii) immediately after the merger, sale of assets or other transaction, there would exist no event of default on the debt securities or any event that would be an event of default on the debt securities if the requirements regarding notice of default or continuing default for a specific period of time were disregarded. The terms of any guarantee and the conditions upon which a guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.
Merger, Consolidation or Sale
We, or the guarantor, if any, may consolidate with, or sell, lease or convey all or substantially all of our or the guarantor’s assets, as applicable, to, or merge with or into, any other corporation, provided that:
(1)
either we or the guarantor, as applicable, shall be the continuing corporation, or the successor corporation (if other than us or the guarantor, as applicable) formed by or resulting from that consolidation or merger or which shall have received the transfer of our or the guarantor’s assets, as applicable, shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities or, as applicable, expressly assume the obligations of the guarantor contained in the applicable indenture, and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

(2)
immediately after giving effect to that transaction and treating any indebtedness which becomes an obligation of ours or of any of our subsidiaries as a result thereof as having been incurred by us or that subsidiary at the time of that transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3)	an officer’s certificate and legal opinion covering the above conditions shall be delivered to the trustee (Sections 901 and 904).

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Events of Default, Notice and Waiver
The indentures provide that the following events are events of default with respect to any series of debt securities issued thereunder:
(1)	default for 30 days in the payment of any installment of interest on any debt security of that series;
(2)	default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;
(3)	default in making any sinking fund payment as required for any debt security of that series;
(4)
default in the performance of any of our or, if applicable, the guarantor’s other covenants contained in the applicable indenture (other than a covenant added to the applicable indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the applicable indenture;

(5)
default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of our or, if applicable, the guarantor’s indebtedness or any mortgage, indenture or other instrument under which indebtedness is issued or by which that indebtedness is secured, that default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or that acceleration is not rescinded or annulled;

(6)
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of ours or, if applicable, the guarantor’s or any of our or, if applicable, the guarantor’s significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act) or either of our or, if applicable, the guarantor’s properties;

(7)	any guarantee is not, or is claimed by the guarantor to not be, in full force and effect; and
(8)	any other event of default provided with respect to a particular series of debt securities (Section 601).
If an event of default under the applicable indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in all of those cases the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders of debt securities). However, at any time after a declaration of acceleration with respect to debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul that declaration and its consequences if:
(1)
we shall have deposited with the trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the trustee, and

(2)
all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in the applicable indenture (Section 602). The indentures also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to that series and its consequences, except a default:

a.	in the payment of the principal of (or premium, if any) or interest on any debt security of that series, or
b.
in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 613).

The trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if the responsible officers of the trustee consider that withholding to be in the interest of those holders of debt securities (Section 702).
The indentures provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the applicable indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it (Section 607). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof (Section 608).
Subject to provisions in the indentures relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any holders of any series of debt securities then outstanding under the applicable indenture, unless those holders shall have offered to the trustee reasonable security or indemnity satisfactory to it (Section 703). The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of those series not joining therein (Section 612).
Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each of those defaults and the nature and status thereof (Section 1111).
Modification
Modifications and amendments of the indentures and debt securities may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities, which are affected by such modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each of the debt securities affected thereby,
(1)	change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;
(2)
reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

(3)	change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;
(4)	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;
(5)
reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or

(6)
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security (Section 1002).

The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with some of the covenants in the applicable indenture (Section 1113).
Modifications and amendments of the indentures may be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:
(1)	to evidence the succession of another person to us as obligor under the applicable indenture;
(2)	to evidence the succession of another person to the guarantor, if applicable, as guarantor under the applicable indenture;
(3)	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;
(4)	to add events of default for the benefit of the holders of all or any series of debt securities;
(5)
to add or change any provisions of the applicable indenture to facilitate the issuance of, or to liberalize some of the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(6)
to change or eliminate any provisions of the applicable indenture, provided that any of those changes or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of that provision;

(7)	to secure the debt securities;
(8)
to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of those debt securities into our common stock or our preferred stock;

(9)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;
(10)
to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

(11)
to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of those debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(12)
to add or change any provisions of the applicable indenture solely to conform to the description of the securities contained in the prospectus supplement pursuant to which such securities were sold; or

(13)
to amend or supplement any provision contained in the applicable indenture or in any supplemental indenture, provided that such amendment or supplement shall not adversely affect the interests of the holders of securities of any series or related coupons in any material respect (Section 901).

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities,

(1)
the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of that determination upon declaration of acceleration of the maturity thereof;

(2)
the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. Dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. Dollar equivalent on the issue date of that debt security of the amount determined as provided in (1) above);

(3)
the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of that indexed security at original issuance, unless otherwise provided with respect to that indexed security pursuant to Section 301 of the applicable indenture; and

(4)	debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of that other obligor shall be disregarded (Section 101).
The indentures contain provisions for convening meetings of the holders of debt securities of a series (Section 1601). A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any of those cases upon notice given as provided in the applicable indenture (Section 1602). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the applicable indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum (Section 1604).
Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:
(1)	there shall be no minimum quorum requirement for that meeting; and
(2)
the principal amount of the outstanding debt securities of that series that vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether that request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable indenture (Section 1604).

Discharge, Defeasance and Covenant Defeasance
We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of that deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 501).

The indentures provide that, if the provisions of article fifteen of the applicable indenture are made applicable to the debt securities of or within any series pursuant to Section 301 of the applicable indenture, we may elect either:
(1)
to defease and be discharged from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on those debt securities and the obligations to register the transfer or exchange of those debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of those debt securities and to hold moneys for payment in trust) (“defeasance”) (Section 1502); or

(2)
to be released from our obligations with respect to those debt securities under Sections 1104 to 1110, inclusive, and Section 1114 of the applicable indenture (being the restrictions described under “Certain Covenants”) or, if provided pursuant to Section 301 of the applicable indenture, our obligations with respect to any other covenant, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”) (Section 1503), in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.
That type of trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance or covenant defeasance had not occurred, and that such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture (Section 1504).
“Government Obligations” means securities which are:
(1)
direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

(2)
obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or that government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or that other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to that Government Obligation or a specific payment of interest on or principal of that Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt (Section 101).
Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds or Government Obligations or both to effect defeasance or covenant defeasance with respect to debt securities of any series,
(1)
the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 301 of the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security; or

(2)	a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which that debt security becomes payable as a result of that election or cessation of usage based on the applicable market exchange rate (Section 1505). “Conversion Event” means the cessation of use of:
(1)
a currency, currency unit or composite currency both by the government of the country which issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

(2)	the single currency of the participating member states from time to time of the European Union (whether known as the Euro or otherwise) (the “ECU”); or
(3)	any currency unit or composite currency other than the ECU for the purposes for which it was established.
Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. Dollars (Section 101).
In the event we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under “—Events of Default, Notice and Waiver” with respect to Sections 1104 to 1110, inclusive, and Section 1114 of the applicable indenture (which Sections would no longer be applicable to those debt securities) or described in clause (7) under “—Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting that defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into other securities will be set forth in the applicable prospectus supplement relating thereto. Those terms will include the other securities into which those debt securities are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those debt securities.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

DESCRIPTION OF COMMON STOCK
In this description, all references to “we,” “us,” “our” or the “Company” refer only to Kimco Realty Corporation and not to any of its subsidiaries.
We have the authority to issue 750,000,000 shares of common stock, par value $0.01 per share, and 384,046,000 shares of excess stock, par value $0.01 per share. At December 31, 2022, we had outstanding 618,483,565 shares of common stock and no shares of excess stock. Prior to August 4, 1994, we were incorporated as a Delaware corporation. On August 4, 1994, we reincorporated as a Maryland corporation pursuant to an Agreement and Plan of Merger approved by our stockholders. On January 1, 2023, in connection with the Reorganization, each outstanding share of common stock of the Predecessor was converted into one equivalent share of the Company’s common stock, having the same designations, rights, powers and preferences, and the same qualifications, limitations, restrictions and other terms as the corresponding shares of common stock of the Predecessor immediately prior to the Reorganization. See “The Company—Recent Developments.” The Company is treated as the successor to the Predecessor with respect to the shares of common stock.
The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of the Company’s debt securities or our preferred stock or upon the exercise of common stock warrants issued by us. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.
Holders of our common stock will be entitled to receive dividends when, as and if authorized by our Board of Directors (the “Board of Directors”) and declared by us, out of assets legally available therefor. Payment and declaration of dividends on the common stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on our preferred stock. Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock. The common stock will possess voting rights in the election of directors and in respect of certain other corporate matters, with each share entitling the holder thereof to one vote. Holders of shares of common stock will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of our common stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors. Holders of shares of common stock will not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date. The common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights.
Under Maryland law, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of common stock may be made only if, after giving effect to the distribution, (a) we are able to pay our indebtedness as it becomes due in the usual course of business and (b) subject to certain exceptions, our total assets are greater than the sum of our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of common stock, unless the terms of the stock held by such holders with preferred rights provide otherwise. We have complied with these requirements in all of our prior distributions to holders of common stock.
Restrictions on Ownership
For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code.
Our charter contains restrictions on the ownership and transfer of stock that are intended to assist us in complying with these requirements. Our charter provides that, subject to certain exceptions, no holder may beneficially own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% in value of the outstanding shares of our common stock. The constructive ownership rules under the Code are complex and may cause common stock owned actually or constructively by a group of related individuals or entities or both to be deemed constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity which owns, actually or constructively, our common stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of our common stock, and thus violate the ownership limit.
Our Board of Directors may waive the ownership limit with respect to a particular stockholder if evidence satisfactory to our Board of Directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of any waiver, our Board of Directors may require a ruling from the Internal Revenue Service, opinion of counsel satisfactory to it or an undertaking, or both from the applicant with respect to preserving our REIT status. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. If shares of common stock in excess of the ownership limit, or shares which would otherwise cause the REIT to be beneficially owned by fewer than 100 persons or which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, are issued or transferred to any person, that issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares transferred in excess of the ownership limit, or shares which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will automatically be exchanged for shares of a separate class of stock, which we refer to as excess stock, that will be transferred by operation of law to us as trustee for the exclusive benefit of the person or persons to whom the shares are ultimately transferred, until that time as the intended transferee retransfers the shares. While these shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions (except upon liquidation). The shares may be retransferred by the intended transferee to any person who may hold those shares at a price not to exceed either:
(1)	the price paid by the intended transferee; or
(2)
if the intended transferee did not give value for such shares (through a gift, devise or otherwise), a price per share equal to the market value of the shares on the date of the purported transfer to the intended transferee, at which point the shares will automatically be exchanged for an equal number of shares of ordinary common stock.
In addition, such shares of excess stock held in trust are purchasable by us, or our designee, for a 90-day period at a price equal to the lesser of the price paid for the stock by the intended transferee and the market price for the stock on the date we determine to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our Board of Directors determines that a violative transfer has occurred if no notice is provided.
All certificates representing shares of common stock will bear a legend referring to the restrictions described above.
All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 0.5% and 5%, as provided in the Income Tax Regulations promulgated under the Code) of the outstanding shares of common stock must give written notice to us containing the information specified in our charter within 30 days after the close of each year. In addition, each common stockholder shall upon demand be required to disclose to us such information with respect to the actual and constructive ownership of shares as our Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT.
The registrar and transfer agent for our common stock is EQ Shareowner Services.

DESCRIPTION OF COMMON STOCK WARRANTS
In this description, all references to “we,” “us,” “our” or the “Company” refer only to Kimco Realty Corporation and not to any of its subsidiaries.
We may issue common stock warrants for the purchase of our common stock. Common stock warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants.
The applicable prospectus supplement will describe the terms of the common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
(1)	the title of those common stock warrants;
(2)	the aggregate number of those common stock warrants;
(3)	the price or prices at which those common stock warrants will be issued;
(4)	the designation, number and terms of the shares of common stock purchasable upon exercise of those common stock warrants;
(5)
the designation and terms of the other securities offered by this prospectus with which the common stock warrants are issued and the number of those common stock warrants issued with each security offered by this prospectus;

(6)	the date, if any, on and after which those common stock warrants and the related common stock will be separately transferable;
(7)	the price at which each share of common stock purchasable upon exercise of those common stock warrants may be purchased;
(8)	the date on which the right to exercise those common stock warrants shall commence and the date on which that right shall expire;
(9)	the minimum or maximum amount of those common stock warrants which may be exercised at any one time;
(10)	information with respect to book-entry procedures, if any;
(11)	a discussion of U.S. federal income tax considerations; and
(12)	any other material terms of those common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of those common stock warrants.

DESCRIPTION OF PREFERRED STOCK
In this description, all references to “we,” “us,” “our” or the “Company” refer only to Kimco Realty Corporation and not to any of its subsidiaries.
We are authorized to issue 7,012,140 shares of preferred stock, par value $1.00 per share, including 10,350 shares of 5.125% Class L Cumulative Redeemable Preferred Stock, par value $1.00 per share, and 10,580 shares of 5.25% Class M Cumulative Redeemable Preferred Stock, par value $1.00 per share. 10,350 shares of Class L Excess Preferred Stock, par value $1.00 per share, and 10,580 shares of Class M Excess Preferred Stock, par value $1.00 per share, are reserved for issuance upon conversion of certain corresponding outstanding shares of preferred stock, as the case may be, as necessary to preserve our status as a REIT. At December 30, 2022, 8,945 shares of Class L Cumulative Redeemable Preferred Stock, represented by 8,945,492 depositary shares, were outstanding, 10,489 shares of Class M Cumulative Redeemable Preferred Stock, represented by 10,489,240 depositary shares, were outstanding and no other shares of preferred stock were outstanding. On January 1, 2023, in connection with the Reorganization, each outstanding share of preferred stock of the Predecessor was converted in one equivalent share of the Company’s preferred stock, having the same designations, rights, powers and preferences, and the same qualifications, limitations, restrictions and other terms as the corresponding shares of preferred stock of the Predecessor immediately prior to the Reorganization. See “The Company—Recent Developments.” The Company is treated as the successor to the Predecessor with respect to the shares of preferred stock.
Under our charter, our Board of Directors may from time to time establish and issue one or more classes or series of preferred stock and fix the designations, powers, preferences and rights of the shares of such classes or series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences.
The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.
General
Subject to limitations prescribed by Maryland law and our charter, our Board of Directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and, except as may be determined by our Board of Directors and set forth in the articles supplementary setting forth the terms of any class or series of preferred stock, will not have, or be subject to, any preemptive or similar rights.
You should refer to the prospectus supplement relating to the class or series of preferred stock offered thereby for specific terms, including:
(1)	The class or series, title and stated value of that preferred stock;
(2)	The number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;
(3)	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;
(4)	Whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;
(5)	The procedures for any auction and remarketing, if any, for that preferred stock;
(6)	Provisions for a sinking fund, if any, for that preferred stock;
(7)	Provisions for redemption, if applicable, of that preferred stock;

(8)	Any listing of that preferred stock on any securities exchange;
(9)	The terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);
(10)	Whether interests in that preferred stock will be represented by our depositary shares;
(11)	The relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;
(12)
Any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

(13)	A discussion of certain U.S. federal income tax considerations applicable to that preferred stock;
(14)
Any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT;

(15)	Any voting rights of such class or series of that preferred stock; and
(16)	Any other material terms, preferences, rights, limitations or restrictions of that preferred stock.
Rank
Unless otherwise specified in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:
(1)	senior to all classes or series of our common stock and excess stock and to all of our equity securities the terms of which provide that those equity securities are junior to the preferred stock;
(2)	on a parity with all of our equity securities other than those referred to in clauses (1) and (3); and
(3)	junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it.
For these purposes, the term “equity securities” does not include convertible debt securities.
Conversion Rights
The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into other securities will be set forth in the applicable prospectus supplement relating thereto and the articles supplementary setting forth the terms of any class or series of preferred stock. Such terms will include the number of shares of common stock or those other class or series of preferred stock or the principal amount of debt securities into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of preferred stock.
Restrictions on Ownership
As discussed above under “Description of Common Stock—Restrictions on Ownership,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. Therefore, we expect that the applicable articles supplementary for each class or series of preferred stock will contain certain provisions restricting the ownership and transfer of that class or series of preferred stock. Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of each applicable articles supplementary relating to the ownership limit for any class or series of preferred stock will provide that, subject to some exceptions, no holder of that class or series of preferred stock may beneficially own, or be deemed to own by virtue of the constructive ownership provisions of the Code, preferred stock in excess of the preferred stock ownership limit, which will be equal to 9.8% of the outstanding preferred stock of any class or series. The constructive ownership rules under the Code are complex and may cause preferred stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of any class or series of our preferred stock (or the acquisition of an interest in an entity which owns, actually or constructively, preferred stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of that class or series of preferred stock, and thus violate the preferred stock ownership limit.
The registrar and transfer agent for our preferred stock is EQ Shareowner Services.

DESCRIPTION OF DEPOSITARY SHARES
In this description, all references to “we,” “us,” “our” or the “Company” refer only to Kimco Realty Corporation and not to any of its subsidiaries.
General
We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.
In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.
No distribution will be made in respect of any depositary share to the extent that it represents any class or series of preferred stock converted into excess preferred stock or otherwise converted or exchanged.
Withdrawal of Preferred Stock
Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Redemption
Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.
From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.
Voting
Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.
Conversion
The depositary shares, as such, are not generally convertible into our common stock or any of our other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by those depositary receipts into whole shares of our common stock, other shares of a class or series of preferred stock (including excess preferred stock) or other shares of stock, and we have agreed that upon receipt of those instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect that conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if that conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented hereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.
We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if:
(1)	such termination is necessary to preserve our status as a REIT; or
(2)
a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts.

We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:
(1)	all outstanding depositary shares issued thereunder shall have been redeemed,
(2)
there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock; or

(3)	each share of preferred stock subject to that deposit agreement shall have been converted into our stock not so represented by depositary shares.
Charges of Preferred Stock Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Preferred Stock Depositary
The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, that resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on those claims, requests or instructions received from us.

PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following paragraphs summarize provisions of Maryland law and describe certain provisions of our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.
Election of Directors
Under the Maryland General Corporation Law, a corporation must have at least one director. Subject to this provision, a corporation’s bylaws may alter the number of directors and authorize a majority of the entire Board of Directors to alter within specified limits the number of directors set by the corporation’s charter or its bylaws.
Our bylaws provide that the number of directors shall not be less than three nor more than 15 and that the number of directors may be changed by a majority vote of the entire Board of Directors. Our Board of Directors currently consists of eight directors. Each director serves a one-year term and until his or her successor is duly elected and qualifies. There is no cumulative voting on the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Other vacancies may be filled by the vote of a majority of the remaining directors. However, stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director by the stockholders of the Company.
Each nominee for director shall be elected by a majority of the votes cast. A majority of the votes cast means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee. Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected. If an incumbent director fails to receive the required vote for re-election, under our current bylaws he or she is required to offer to resign from the Board of Directors and the nominating and corporate governance committee will consider such offer to resign, determine whether to accept such director’s resignation, and will submit such recommendation for prompt consideration by the Board of Directors.
Removal of Directors
Under the Maryland General Corporation Law, unless the corporation’s charter provides otherwise, which ours does not, the stockholders of a corporation may remove any director with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or
•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.
We have not elected to opt-out of the business combination provisions of the Maryland General Corporation Law.
Control Share Acquisitions
Maryland law provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the person who made or proposes to make a control share acquisition, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.
Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, such person may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for control shares, as of any meeting of stockholders at which the voting rights of such control shares are considered and not approved, or if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Duties of Directors with Respect to Unsolicited Takeovers
Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. Under the Maryland General Corporation Law, the duties of directors of Maryland corporations do not require them to, among other things, (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under the Maryland General Corporation Law, the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control may not be subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.
Subtitle 8
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.
Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the Board of Directors the exclusive power to fix the number of directorships and require, unless called by our chairman of the Board of Directors, our president, our chief executive officer or the Board of Directors, the request of holders of a majority of the outstanding shares to call a special meeting. In the future, our board of directors may elect, without stockholder approval, to be subject to one or more of the provisions of Subtitle 8, including the classification of our Board of Directors.
Amendments to the Charter
The Maryland General Corporation Law generally allows amendment of a corporation’s charter if its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability and directing that it be submitted to the stockholders for consideration at a meeting of stockholders, and the stockholders thereafter approve such proposed amendment either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders meeting by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.
As permitted by Maryland law and pursuant to our charter, most amendments to our charter must be declared advisable and approved by the Board of Directors and approved by the affirmative vote of a majority of the votes entitled to be cast at a meeting of stockholders.
Amendment to the Bylaws
As permitted by the Maryland General Corporation Law, the power to amend the bylaws may be left with the stockholders, vested exclusively in the directors or shared by both groups.
Our bylaws provide that stockholders have the power to adopt, alter or repeal any bylaws or to make new bylaws, and that the Board of Directors shall have the power to do the same, except that the Board of Directors shall not alter or repeal the section of the bylaws governing amendments to the bylaws or any bylaws made by the stockholders.
Dissolution
As permitted by Maryland law and pursuant to our charter, a dissolution must be declared advisable and approved by our Board of Directors and approved by the affirmative vote of the holders of a majority of votes entitled to be cast at a meeting of stockholders.

Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business, as the case may be, and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the Board of Directors at a special meeting may be made only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws
The restrictions on ownership and transfer of our stock, the business combination provisions of the Maryland General Corporation Law and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stock or that our stockholders otherwise believe to be in their best interests. Likewise, if our Board of Directors were to elect to be subject to the provisions of Subtitle 8 or if the provision in our bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were amended or rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.
Limitation of Liability and Indemnification
Under Maryland law, a Maryland corporation may include in its charter a provision eliminating the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party to or witness in by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses.
In addition, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.
Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate Kimco to indemnify any present or former director or officer of Kimco or any individual who, while a director of Kimco and at the request of Kimco, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and without requiring a preliminary determination as to entitlement, to indemnify any present or former director or officer of Kimco or any individual who, while a director or officer of the Kimco and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in that capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.
Our charter and bylaws also permit us, with the approval of our Board of Directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.
On February 25, 2009, the Predecessor’s Board of Directors approved a form of Indemnification Agreement to be entered into between the Company and each of its executive officers, members of the Board of Directors and such other employees or consultants of the Company or any subsidiary as may be determined from time to time by the Company’s Chief Executive Officer in his discretion. A brief description of the terms and conditions of the Indemnification Agreement that are material to the Company is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Indemnification Agreement is filed as an exhibit thereto.
It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a real estate investment trust (“REIT”) and the purchase, ownership or disposition of the Company’s capital stock or Kimco OP’s debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, preferred stock, depositary shares and the Company’s debt securities) may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to “we,” “our” and “us” mean only Kimco Realty Corporation and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
•	the Internal Revenue Code of 1986, as amended (the “Code”);
•	current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”);
•	the legislative history of the Code;
•	administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and
•	court decisions;
in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock or Kimco OP’s debt securities, or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the tax consequences to you of:
•	the purchase, ownership and disposition of our capital stock or Kimco OP’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;
•	our election to be taxed as a REIT for U.S. federal income tax purposes; and
•	potential changes in applicable tax laws.
Taxation of Our Company
General. Prior to the Reorganization, whereby the Predecessor became a wholly owned subsidiary of the Company in a transaction intended to qualify as a reorganization under section 368(a)(1)(F) of the Code, the Predecessor was known as Kimco Realty Corporation and the Company was known as New KRC Corp. In connection with the Reorganization, the Predecessor became a “qualified REIT subsidiary” of the Company and the Company changed its name to Kimco Realty Corporation. The Predecessor then converted into a Delaware limited liability company and changed its name to Kimco Realty OP, LLC. Prior to the Reorganization, the Predecessor elected to be taxed as a real estate investment trust (a “REIT”) and was organized and operated in a manner intended to qualify as a REIT. As a result of the Reorganization, the Company is treated as a continuation of the Predecessor for U.S. federal income tax purposes. Accordingly, references in this summary to “us,” “we,” or “our” include the Predecessor in its capacity as a REIT prior to the Reorganization, to the extent the context contemplates periods prior to the Reorganization.
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1992. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, (i) commencing with the Predecessor’s taxable year beginning January 1, 1992 through its taxable year ended December 31, 2022, the Predecessor was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and (ii) commencing with our taxable year ending December 31, 2023, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
•	First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.
•
Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “—Foreclosure Property.”

•
Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•
Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•
Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•
Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•
Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•
Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•
Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•
Tenth, we will be required to pay a 100% tax on any “redetermined rents,” ”redetermined deductions,” ”excess interest” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•
Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

•
Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.
Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:
(1)	that is managed by one or more trustees or directors;
(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;
(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
(5)	that is beneficially owned by 100 or more persons;
(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Description of Common Stock—Restrictions on Ownership” and “Description of Preferred Stock—Restrictions on Ownership.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of Kimco OP, including Kimco OP’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “—Tax Aspects of Kimco OP, the Subsidiary Partnerships and the Limited Liability Companies.”
We have control of Kimco OP and most of the subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If a partnership we do not control takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries. We and Kimco OP own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Ownership of Interests in Subsidiary REITs. We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
•
The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

•
Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•
Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

•
We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend, and, as the managing member of Kimco OP, we do not intend to permit Kimco OP, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
We have investments in several entities located outside the United States and from time to time may invest in additional entities or properties located outside the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
•
following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.
It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “—Failure to Qualify” below. As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income. Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by Kimco OP, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the managing member of Kimco OP, we intend to cause

Kimco OP to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit Kimco OP or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by Kimco OP or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and Kimco OP own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to Kimco OP or as limited partners exercise any redemption rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in Kimco OP’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
•	90% of our REIT taxable income; and
•	90% of our after-tax net income, if any, from foreclosure property; minus
•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.
For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “—General.”
Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships (including Kimco OP) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the limited liability agreement of Kimco OP authorizes us, as the managing member of Kimco OP, to take such steps as may be necessary to cause Kimco OP to distribute to its members an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid. In addition, if a dividend we have paid is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the 90% distribution requirement, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges. We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions. From time to time, we or Kimco OP may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “—General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “—Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Foreclosure Property. The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “—Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.

Foreclosure property treatment is generally available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. However, foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent).
Failure to Qualify. If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of Kimco OP, the Subsidiary Partnerships and the Limited Liability Companies
General. All of our investments are held indirectly through Kimco OP. In addition, Kimco OP holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by Kimco OP, including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See “—Taxation of Our Company—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.
Entity Classification. Our interests in Kimco OP and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that Kimco OP or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Taxation of Our Company—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of Kimco OP or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe Kimco OP and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Items of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of Kimco OP and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Kimco OP may, from time to time, acquire interests in property in exchange for interests in Kimco OP. In that case, the tax basis of these property interests generally will carry over to Kimco OP, notwithstanding their different book (i.e., fair market) value. The limited liability company agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of Kimco OP (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other members in Kimco OP. An allocation described in clause (2) above might cause us or the other members to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”
Any property acquired by Kimco OP in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules. The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under these rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including Kimco OP, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.
Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Kimco OP’s Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or Kimco OP’s debt securities. This discussion is limited to holders who hold our capital stock or Kimco OP’s debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•	persons holding our capital stock or Kimco OP’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	REITs or regulated investment companies;
•	brokers, dealers or traders in securities;
•	“controlled foreign corporations,” ”passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or Kimco OP’s debt securities being taken into account in an applicable financial statement;

•	persons deemed to sell our capital stock or Kimco OP’s debt securities under the constructive sale provisions of the Code; and
•	persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR KIMCO OP’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or Kimco OP’s debt securities that, for U.S. federal income tax purposes, is or is treated as:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or Kimco OP’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or Kimco OP’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or Kimco OP’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. holders that receive taxable stock distributions, including distributions partially payable in our common stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our common stock generally is equal to the amount of cash that could have been received instead of the common stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the common stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives common stock pursuant to such distribution generally has a tax basis in such common stock equal to the amount of cash that could have been received instead of such common stock as described above, and has a holding period in such common stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
•
include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;
•	receive a credit or refund for the amount of tax deemed paid by it;
•	increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.
Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock. Except as described below under “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.
Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
•	is “substantially disproportionate” with respect to the U.S. holder,
•	results in a “complete redemption” of the U.S. holder’s stock interest in us, or
•	is “not essentially equivalent to a dividend” with respect to the U.S. holder.
all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”
Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
1.	a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or
2.	the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
1.
the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

2.
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
1.	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

2.
such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Sale of Our Capital Stock.”
Taxation of Holders of Kimco OP’s Debt Securities
The following summary describes the material U.S. federal income tax consequences of purchasing, owning and disposing of debt securities issued by Kimco OP. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
U.S. Holders
Payments of Interest. Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition. A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest. Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
•	the non-U.S. holder does not, actually or constructively, own 10% or more of Kimco OP’s capital or profits;
•	the non-U.S. holder is not a controlled foreign corporation related to Kimco OP through actual or constructive stock ownership; and
•
either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of Kimco OP’s Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or Kimco OP’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
•	the holder furnishes an incorrect taxpayer identification number;
•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders. Payments of dividends on our capital stock or interest on Kimco OP’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on Kimco OP’s debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations, and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or Kimco OP’s debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on Kimco OP’s debt securities, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or Kimco OP’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on Kimco OP’s debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or Kimco OP’s debt securities.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or Kimco OP’s debt securities.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or any of the selling securityholders may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the securities offered by this prospectus to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities offered by this prospectus will be named in the applicable prospectus supplement. We or any of the selling securityholders have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.
We or any of the selling securityholders may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Underwriters may offer and sell the securities offered by this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We or any of the selling securityholders also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities offered by this prospectus upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from us or any of the selling securityholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities offered by this prospectus for whom they may act as agent. Underwriters may sell the securities offered by this prospectus to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. If so indicated in the applicable prospectus supplement, the underwriters may reimburse us or any of the selling securityholders for some or all of our expenses in an offering.
Any underwriting compensation paid by us or any of the selling securityholders to underwriters or agents in connection with the offering of the securities offered by this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by this prospectus may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we or any of the selling securityholders will authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities offered by this prospectus from us or any of the selling securityholders at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement.
Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of the securities offered by this prospectus sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:
(1)
the purchase by an institution of the securities offered by this prospectus covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject; and

(2)
if the securities offered by this prospectus are being sold to underwriters, we or any of the selling securityholders shall have sold to those underwriters the total principal amount of the securities offered by this prospectus less the principal amount thereof covered by delayed delivery contracts.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or any of the selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our subsidiaries. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Washington, D.C., and Venable LLP, Baltimore, Maryland. Any underwriters, dealers or agents will be advised about the other issues relating to any offering by their own legal counsel. Latham & Watkins LLP and any counsel for any underwriters, dealers or agents will rely on Venable LLP, Baltimore, Maryland, as to certain matters of Maryland law. Certain members of Latham & Watkins LLP and their families own beneficial interests in less than 1% of the Company’s common stock.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Weingarten Realty Investors as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.